UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2013 Annual Meeting of Shareholders

Wednesday, May 15, 2013

12:30 p.m.

Wallace Stevens Theater at The Hartford Financial Services Group, Inc.’s Home Office, One Hartford Plaza, Hartford, CT 06155

The Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc. (the “Company”) will be held at 12:30 p.m. on Wednesday, May 15, 2013 at the Wallace Stevens Theater at the Company’s Home Office, One Hartford Plaza, Hartford, CT 06155, for the following purposes:

1.

To elect a Board of Directors for the coming year;

2.

To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

3.

To consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

4.

To act upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of the Company at the close of business on March 18, 2013, the record date, are entitled to notice of, and to vote at, the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy statement, on your enclosed proxy card.

By order of the Board of Directors,

Donald C. Hunt
Vice President and Corporate Secretary
April 5, 2013

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE MEETING IN PERSON:

Shareholders will be required to present an admission ticket in order to attend the meeting in person. Shareholders can obtain an admission ticket and directions to the meeting by contacting the Company’s Investor Relations Department at InvestorRelations@TheHartford.com, by telephone at (860) 547-2537, or by mail to: The Hartford, Attn: Investor Relations, One Hartford Plaza (HO-01-01), Hartford, CT 06155. If you hold your shares of the Company through a brokerage account (in “street name”) your request for an admission ticket must include a copy of a brokerage statement reflecting stock ownership as of the record date. Registration will begin at 11:30 a.m., and seating will begin at 12:00 p.m. Each shareholder will be asked to present a government issued photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. The meeting will be simultaneously webcast at http://ir.thehartford.com.

Table of Contents

CEO letter	5
Proxy Summary	6
WELCOME TO THE HARTFORD’S ANNUAL MEETING OF SHAREHOLDERS	11
CORPORATE GOVERNANCE	14
Director Independence	14
Board Leadership Structure	14
Board Risk Oversight	15
Code of Ethics and Business Conduct	15
Certain Relationships and Related Transactions	15
Communicating with the Board	15
BOARD OF DIRECTORS	16
Committees of the Board	16
Selection of Nominees for Election to the Board	18
DIRECTOR COMPENSATION	19
Annual Cash Fees	19
Annual Restricted Stock Award	19
Other	20
Stock Ownership Guidelines and Restrictions on Trading	20
NOMINEES FOR DIRECTORSHIPS	22
ITEM 1	ELECTION OF DIRECTORS	25
REPORT OF THE AUDIT COMMITTEE	25
Fees of the Independent Registered Public Accounting Firm	26
ITEM 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26

COMPENSATION DISCUSSION AND ANALYSIS	27
Executive Summary	27
Say on Pay Results and Shareholder Engagement	28
Overview of Compensation Program	28
Components of Compensation Program	30
Pay for Performance	33
Process For Determining Senior Executive Compensation (Including NEOs)	37
2012 Named Executive Officer Compensation and Performance	39
Former Officer	41
Severance and Change of Control Payments	41
Compensation Policies and Practices	42
Effect of Tax and Accounting Considerations on Compensation Design	43
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	43
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	43
EXECUTIVE COMPENSATION	44
Summary Compensation Table	44
Summary Compensation Table—All Other Compensation	45
Grants of Plan Based Awards Table	46
Outstanding Equity Awards at Fiscal Year-End Table	47
Option Exercises and Stock Vested Table	48
Pension Benefits Table	48
Non-Qualified Deferred Compensation Table	50
Potential Payments Upon Termination or Change of Control	53
ITEM 3	ADVISORY APPROVAL OF 2012 COMPENSATION OF NAMED EXECUTIVE OFFICERS	58
INFORMATION ON STOCK OWNERSHIP	59
Directors and Executive Officers	59
Certain Shareholders	59
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	60
HOUSEHOLDING OF PROXY MATERIALS	60
OTHER INFORMATION	61

April 5, 2013

Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc. (“The Hartford”) to be held at 12:30 p.m. on Wednesday, May 15, 2013. Please note that this year the meeting will take place at the Wallace Stevens Theater at The Hartford’s Home Office, One Hartford Plaza, Hartford, Connecticut.

The Hartford’s proxy materials are available via the Internet. Shareholders who access proxy materials this way get the information they need electronically, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote through the Internet, by telephone or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker). Your vote is important and we urge you to exercise your right to vote.

The following 2013 Notice of Annual Meeting of Shareholders and Proxy Statement includes information about the matters to be acted upon by shareholders. You can find financial and other information about The Hartford in the accompanying Form 10-K for the fiscal year ended December 31, 2012. These materials are also available on The Hartford’s investor relations website, http://ir.thehartford.com.

Sincerely,

Liam E. McGee
Chairman, President and Chief Executive Officer

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   5

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

• Time and Date:	Wednesday, May 15, 2013 at 12:30 p.m.
• Place:	Wallace Stevens Theater The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, CT 06155
• Record Date:	March 18, 2013
• Voting:

Shareholders as of the record date are entitled to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; completing and returning their proxy card or voter instruction card; or in person at the annual meeting (street holders must obtain a legal proxy from their broker, banker or trustee granting the right to vote).

Voting Matters

Agenda Item	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors Each director nominee has an established record of accomplishment in areas relevant to overseeing the Company’s businesses and possesses qualifications and characteristics that are essential to a well-functioning and deliberative governing body.	FOR each Director Nominee	25
2. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm As a matter of good corporate governance, the board of directors (the “Board”) is asking shareholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013.	FOR	26
3. Advisory Vote to Approve Executive Compensation The Board is asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. In 2012, shareholders voted 95% in favor of the executive compensation program. Given these positive results and feedback received from shareholders during the Company’s 2012 shareholder outreach efforts, the Company has not made material changes to its compensation program, which is described in detail beginning on page 27.	FOR	58

Operating with a Sharper Focus

The Company underwent meaningful and positive change in 2012. On March 21, 2012, the Company announced that it would focus on its Property and Casualty (“P&C”), Group Benefits and Mutual Funds businesses. In addition, the Company ceased the sale of individual annuities in the U.S., placed the business into runoff, and launched initiatives to reduce the size and risk of the legacy book.

Following these actions, management achieved a number of important milestones in the Company’s transformation, including the following:

•

Sold three Wealth Management businesses (Individual Life, Retirement Plans and Woodbury Financial Services) to strong, strategic buyers at attractive valuations

–

Signed agreements in six months, well ahead of the year-end target.

–

Closed the sales by January 2, 2013.

–

Generated $2.2 billion of net statutory capital benefit.

•

Reduced expenses before investment by $266 million in 2012 and developed a comprehensive plan to eliminate all of the expenses – direct and indirect – associated with the divested businesses as quickly and prudently as possible, with approximately 90% of those expenses scheduled for elimination by the end of 2013.

•

Refinanced high interest debt and repurchased warrants held by Allianz SE, thereby increasing the Company’s financial flexibility through reduction of interest expense and elimination of a potentially dilutive security.

•

Established a separate reporting division to manage the legacy annuity businesses and filed an enhanced surrender value option with the Securities and Exchange Commission in an effort to reduce the size of the existing U.S. book of business.

As a result of these milestones achieved in 2012, management believes the Company is well positioned to complete its transformation and generate superior shareholder value.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   6

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2012 Compensation Highlights

Based on the Company’s performance in 2012, the Compensation and Management Development Committee (the “Committee”) (and, in the case of the CEO, the independent directors) made the following key compensation decisions:

Increased the percentage of pay tied to performance for the CEO and all of his executive direct reports (collectively, the “Senior Executives”)	Reintroduced the use of performance shares, which constitute 50% of the value of a Senior Executive’s long-term incentive award, and eliminated restricted stock units.
Established a separate annual incentive pool for Wealth Management employees

In order to retain employees and protect the franchise value of each Wealth Management business being sold, the Committee determined in March 2012 to fund a separate annual incentive plan award pool at target for employees dedicated to Wealth Management. The Committee subsequently determined to exclude Wealth Management results from the financial measures used to calculate the enterprise annual incentive pool in order to better reflect actual performance in the Company’s other divisions.

Funded the 2012 enterprise annual incentive pool, excluding Wealth Management, at 100% of target	Evaluation of the Company’s performance against specified quantitative and qualitative objectives resulted in annual incentive award funding at target.

Compensation Best Practices

The Committee regularly reviews best practices in governance and executive compensation and in recent years has revised the Company’s policies and practices to:

Expand its incentive compensation recoupment (or “clawback”) policy;
Reduce benefits payable in the event of a change of control;
Eliminate excise tax gross-up provisions upon a change of control;
Discontinue the practice of entering into individual employment agreements;
Ensure the independence of the Committee’s compensation consultant by limiting the consultant to perform services only for the Committee;
Provide for an annual risk review of the Company’s compensation plans, policies and practices; and

Prohibit all employees and directors from hedging unvested portions of equity or equity-linked awards and prohibit certain employees, including the Senior Executives, from pledging securities or hedging equity or equity-linked awards held to meet applicable ownership guidelines.

In addition, the Company’s Incentive Stock Plan does not allow the following:

• Granting of stock options with an exercise price less than the fair market value of the Company’s common stock (the “Common Stock”) on the date of grant;
• Re-pricing (reduction in exercise price) of stock options;
• Inclusion of reload provisions in any stock option grant; and
• Payment of dividends on unvested performance shares.

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Primary Components of 2012 Compensation Program for Senior Executives

Component	Form	Terms	Page Reference (for more detail)
Base Salary	Cash	Established annually, upon promotion, or following a change in job responsibilities based on market data, internal pay equity and level of responsibility, experience, expertise and performance.	30
Annual Incentive Plan (“AIP”)	Cash	Award granted annually based primarily on Company performance against pre-established financial targets, as well as certain qualitative criteria and individual performance against leadership objectives.	30
Long-Term Incentive (“LTI”)	Equity	Award granted annually following assessment of individual performance and potential, and review of market data. For 2012: • 50% stock options - vest ratably over three years with a 10-year term. • 50% performance shares - settled in Common Stock based on a measurement of relative total shareholder return against a peer group of 14 companies over a three-year performance period.	32

2012 Pay Mix

Named Executive Officer (“NEO”) compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on Company and individual performance. Each NEO has a target total compensation opportunity that is assessed annually by the Committee (and by the independent directors, in the case of the CEO) to ensure alignment with the Company’s compensation objectives and market practice.

As the following charts show, almost 90% of CEO target annual compensation and almost 80% of other NEO target annual compensation are variable with performance, including stock price performance.

2012 NEO Compensation Summary

The total compensation package (base salary, AIP award and LTI awards) determined by the Committee for 2012 for each NEO employed on December 31, 2012 is set forth below. This table is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes, which begin on page 44.

Compensation Awarded in 2012

Compensation Component	L. McGee	C. Swift	D. Elliot	A. Kreczko	R. Rupp
12/31/12 Base Salary	$1,100,000	$825,000	$750,000	$600,000	$600,000
2012 AIP Award	$2,350,000	$1,650,000	$1,000,000	$900,000	$1,200,000
2012 Annual LTI Award	$7,500,000	$2,200,000	$1,800,000	$900,000	$1,400,000
TOTAL 2012 COMPENSATION(1)	$10,950,000	$4,675,000	$3,550,000	$2,400,000	$3,200,000

(1)

Excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table and a delayed cash sign-on award for Mr. Rupp.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   8

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Realizable Pay & Realized Pay

As noted above, NEO compensation is weighted towards variable compensation, where actual amounts earned may differ from granted amounts based on Company and individual performance. The Committee believes that a program weighted towards compensation that is variable with performance, including stock price performance, ensures that NEO interests are aligned with shareholder interests. Furthermore, because the equity awards are subject to time-based vesting, the compensation an NEO realizes in connection with equity awards is spread over several years, which the Committee believes assists in motivating the NEO to drive business growth over the long term.

While the amounts shown in the Summary Compensation Table on page 44 reflect the grant-date value of equity awards received by an NEO, they do not reflect the impact of stock price performance on compensation. The compensation actually realizable – or realized – by the individual may be considerably more or less based on actual stock price performance. For purposes of the discussion below:

•

“SCT Compensation” means the amount shown in the “Total” column of the Summary Compensation Table, excluding the amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns.

•

“Realizable Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) unvested performance shares valued at target, vested and unvested deferred and restricted stock units, and the “in-the-money” value of stock options granted during the measurement period, in each case, calculated using the Company’s $22.44 stock price on December 31, 2012. Realizable pay assumes equity awards are 100% vested upon grant, even though such awards may vest over a period of three years.

•

“Realized Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) the actual “take-home” value of vested equity awards during the measurement period.

Three-Year Analysis

The chart below shows the difference between aggregate SCT Compensation, Realizable Pay, and Realized Pay for the Company’s CEO over the three-year period from 2010 to 2012. The CEO’s Realizable Pay and Realized Pay, respectively, are approximately 25% and 69% below SCT Compensation for the cumulative three-year period from 2010 to 2012.

One-Year Analysis

To illustrate the alignment of the Company’s compensation program with performance, the chart and table below show the CEO’s SCT Compensation and Realizable Pay for each year during the three-year period from 2010 to 2012 against the Company’s annual total shareholder return, including dividends. Throughout this period, CEO target compensation has remained below the peer group median.

CEO Pay Versus Performance	2010	2011	2012
SCT Compensation	$10,122,417	$7,600,000	$10,950,000
Realizable Pay	$9,569,888	$3,622,660	$8,445,001
Realized Pay	$2,855,750	$2,004,122	$4,108,348
Total Shareholder Return*	14.89%	(37.55)%	41.01%

* Data provided by S&P Capital IQ

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   9

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Board Nominees

The Board met eleven times during 2012 and each of the Company’s directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. The average attendance of all directors at Board and committee meetings was 95%. The following table provides summary information on each director nominee. For more detail on each director nominee, see pages 22-25.

Name	Age	Director since	Experience	Independent		Current Committee Memberships(1)	Other Current Public Company Boards
				Yes	No
Robert B. Allardice III	66	2008	Former regional CEO, Deutsche Bank Americas	X		• Audit* • FIRMCo
Trevor Fetter	53	2007	President and CEO, and former CFO, Tenet Healthcare	X		• Audit • FIRMCo • NCG*	• Tenet Healthcare
Paul G. Kirk, Jr.	75	2010(2)	Chairman and President, Kirk & Associates, Inc. and former U.S. Senator	X		• Comp* • FIRMCo	• Cedar Realty Trust
Liam E. McGee	58	2009	Chairman, President and CEO, The Hartford		X	• FIRMCo
Kathryn A. Mikells	47	2010	CFO, ADT	X		• Comp • FIRMCo
Michael G. Morris	66	2004	Non-Executive Chairman, and former President and CEO, American Electric Power Company	X		• Audit • FIRMCo • NCG	• American Electric Power Company • Alcoa • Limited Brands, Inc.
Thomas A. Renyi(3)	67	2010	Former Executive Chairman, Bank of New York Mellon; former Chairman and CEO, Bank of New York Company	X		• Comp • FIRMCo	• Public Service Enterprise Group
Charles B. Strauss	70	2001	Former President and CEO, Unilever U.S.	X		• Audit • FIRMCo* • NCG
H. Patrick Swygert	70	1996	President Emeritus and professor emeritus, Howard University	X		• Comp • FIRMCo • NCG	• United Technologies Corporation

*

Denotes committee chairman

(1)

Full committee names are as follows:

Audit – Audit Committee

Comp – Compensation and Management Development Committee

FIRMCo – Finance, Investment and Risk Management Committee

NCG – Nominating and Corporate Governance Committee

(2)

Mr. Kirk also served as a director from 1995 until 2009, when he left to serve in the U.S. Senate.

(3)

Mr. Renyi serves as the presiding director. For more details, see page 14.

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WELCOME TO THE HARTFORD’S ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of The Hartford Financial Services Group, Inc. (the “Company” or “The Hartford”) is soliciting shareholders’ proxies in connection with the 2013 Annual Meeting of Shareholders of the Company, and at any adjournment or postponement thereof (the “Annual Meeting”). The mailing to shareholders of the notice of Internet availability of proxy materials took place on April 5, 2013.

Q:   Why did I receive a one-page notice (the “Notice”) in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, the Company may furnish proxy materials by providing access to those documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. The Notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions in the Notice for requesting those materials.

Q:   Who may vote at the Annual Meeting?

A:

Holders of the Company’s common stock (the “Common Stock”) at the close of business on March 18, 2013 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, the Company had 436,425,770 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each share of Common Stock held by you on all matters presented at the Annual Meeting.

Participants in The Hartford Investment and Savings Plan (“ISP”) and The Hartford Deferred Restricted Stock Unit Plan (“Stock Unit Plan”) may instruct plan trustees as to how to vote their shares using the methods described below. The trustees of the ISP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP and the Stock Unit Plan, respectively.

Participants in the Company’s Employee Stock Purchase Plan (“ESPP”) may vote their shares using the voting methods described below.

Q:   How are shares voted if additional matters are presented at the Annual Meeting?

A:

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Alan J. Kreczko, Executive Vice President and General Counsel, Richard G. Costello, Senior Vice President, and Donald C. Hunt, Vice President and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and the Company’s By-laws.

Q:   What vote is required to approve each proposal?

A:

With respect to Proposal #1, a director will be elected if the number of shares voted “for” that director exceeds the number of votes “against” that director.

With respect to Proposal #2, the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of the Company’s independent registered public accounting firm.

With respect to Proposal #3, the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote is required to approve, on an advisory basis, the compensation of named executive officers as disclosed in this proxy statement.

Q:   What is the difference between a “shareholder of record” and a “street name” holder?

A:

These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.

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Q:   How do I vote my shares?

A:

Subject to the limitations described below, you may vote by proxy:

1.

through the Internet at www.proxyvote.com;

2.

by telephone at 1-800-690-6903; or

3.

if you request printed copies of proxy materials, you can also vote by completing and signing each proxy card or voting instruction form provided to you and returning it to the address provided on the proxy card or voting instruction form.

When voting on any proposal, you may vote “for” or “against” the item or you may abstain from voting.

Voting Through the Internet or by Telephone. Whether you hold your shares directly as the shareholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

Voting by Proxy Card or Voting Instruction Form. Each shareholder, including any employee of the Company who owns Common Stock through the ISP, the Stock Unit Plan or the ESPP, may vote by using the proxy card(s) or voting instruction form(s) provided to him or her. When you return a proxy card or voting instruction form that is properly signed and completed, the shares of Common Stock represented by that card will be voted as specified by you.

Q:   Can I vote my shares in person at the Annual Meeting?

A:

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting. If you hold your shares in street name, you must obtain a legal proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

Q:   Can my shares be voted even if I abstain or don’t vote by proxy or attend the Annual Meeting?

A:

If you cast a vote of “abstention” on a proposal, your shares cannot be voted otherwise unless you change your vote (see below). Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote against Proposal #2 and Proposal #3. Note, however, that abstentions will have no effect on Proposal #1, since only votes “for” or “against” a director nominee will be considered in determining the outcome.

Abstentions are included in the determination of shares present for quorum purposes.

If you don’t vote your shares held in street name, your broker can vote them in its discretion on matters that the New York Stock Exchange (“NYSE”) has ruled discretionary. The ratification of Deloitte & Touche LLP as independent registered public accounting firm is a discretionary item under the NYSE rules. If no contrary direction is given, your shares will be voted on these matters by your broker in its discretion. The NYSE deems the election of directors and matters relating to executive compensation as non-discretionary matters in which brokers may not vote shares held by a beneficial owner without instructions from such beneficial owner. Accordingly, brokers will not be able to vote your shares for the election of directors, or the advisory vote on compensation of the Company’s named executive officers, if you fail to provide specific instructions. If you do not provide instructions, a “broker non-vote” results, and the underlying shares will not be considered voting power present at the Annual Meeting. Therefore, these shares will not be counted in the vote on those matters.

If you do not vote shares for which you are the shareholder of record, your shares will not be voted.

Q:   What constitutes a quorum, and why is a quorum required?

A:

A quorum is required for the Company’s shareholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the Record Date will constitute a quorum, permitting the Company to conduct the business of the meeting. Abstentions and proxies submitted by brokers (even with limited voting power such as for discretionary matters only) will be considered “present” at the Annual Meeting and counted in determining whether there is a quorum present.

Q:   Can I change my vote after I have delivered my proxy?

A:

Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:

1.

entering a new vote using the Internet or by telephone;

2.

giving written notice of revocation to the Corporate Secretary of the Company;

3.

submitting a subsequently dated and properly completed proxy card; or

4.

attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a legal proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Q:   Where can I find voting results of the Annual Meeting?

A:

We will announce preliminary voting results at the Annual Meeting and publish the results in a Form 8-K filed with the SEC within four business days after the date of the Annual Meeting.

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Q:   How can I submit a proposal to the Company for inclusion in the 2014 proxy statement?

A:

Proposals submitted by shareholders for inclusion in the 2014 proxy statement relating to next year’s annual meeting of shareholders (the “2014 Annual Meeting”) must be received by the Company no later than the close of business on December 6, 2013. Any proposal received after that date will not be included in the Company’s proxy materials for 2014. In addition, all proposals for inclusion in the 2014 proxy statement must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2014 Annual Meeting unless the Company receives notice of the proposal by February 14, 2014. Proposals should be addressed to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. All proposals must comply with certain requirements set forth in the Company’s By-laws, a copy of which may be obtained from the Corporate Secretary of the Company or at http://ir.thehartford.com/phoenix.zhtml?c=108754&p=irol-govhighlights.

Q:   How may I obtain other information about the Company?

A:

General information about the Company is available on the Company’s website at www.thehartford.com. You may view the Corporate Governance page of the investor relations section of the Company’s website at http://ir.thehartford.com for the following information, which is also available in print without charge to any shareholder who requests it in writing:

•

Copies of this proxy statement, the Form 10-K for the fiscal year ended December 31, 2012 and other filings the Company has made with the SEC; and

•

The Company’s corporate governance documents, as adopted by the Company’s Board of Directors, including the Company’s By-laws, the Corporate Governance Guidelines (which incorporate the Company’s director independence standards), committee charters, the Code of Ethics and Business Conduct applicable to all employees of the Company and the Code of Ethics and Business Conduct for Members of the Board of Directors.

Written requests for print copies of any of the above-listed documents should be addressed to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

For further information, you may also contact the Company’s Investor Relations Department at the following address: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

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CORPORATE GOVERNANCE

The Company’s By-laws, the Corporate Governance Guidelines adopted by the board of directors (the “Board”), the charters of the Board’s committees, the Code of Ethics and Business Conduct and the Code of Ethics and Business Conduct for Members of the Board of Directors (collectively, the “Governance Documents”) provide the general governance framework for the Company. The Corporate Governance Guidelines comply with the listing standards of the NYSE and include guidelines for determining director independence and qualifications. The Board and management regularly review best practices in corporate governance and modify the Governance Documents, policies and practices as warranted.

Copies of the Governance Documents can be accessed from the Corporate Governance page of the the investor relations section of the Company’s website at http://ir.thehartford.com. These documents will also be provided without charge to any shareholder upon written request to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

Director Independence

In February 2013, the Board undertook its annual assessment of whether each of its directors is “independent” under standards set forth in the Company’s Corporate Governance Guidelines, the requirements of the listing standards of the NYSE, and other applicable legal and regulatory rules. As a result of this review, the Board affirmatively determined that, apart from Liam E. McGee, the Company’s President and Chief Executive Officer (“CEO”), the Company’s directors are all independent. In making these determinations, the Board considered, among other things, whether any director had any direct or indirect material relationship with the Company or its management.

Board Leadership Structure

The roles of CEO and Chairman of the Board (“Chairman”) are held by Liam E. McGee. Mr. McGee has held these roles since joining the Company in October 2009. The Board believes that combining these roles provides the optimal leadership structure for the Company. The CEO maintains primary management responsibility for the Company’s day-to-day business operations and, as Chairman, is in the best position to ensure that key business issues and interests of the Company’s stakeholders (shareholders, employees, communities, customers and creditors) are communicated to the Board. In addition, Mr. McGee’s experience and qualifications enable him to fulfill the responsibilities of both roles and effectively lead the Company with a unified vision.

The Board believes that other elements of the Company’s corporate governance structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and the Company’s business, and minimize any potential conflicts that may result from combining the roles of CEO and Chairman. As noted above, all directors other than Mr. McGee are independent. In addition, the Company’s Corporate Governance Guidelines provide that at each regularly scheduled in-person meeting of the Board, the non-management directors shall meet in executive session led by a presiding director (currently Mr. Thomas A. Renyi) who is selected annually by such non-management directors. In 2012, the non-management directors met in executive session at each of the six regularly scheduled meetings of the Board.The presiding director has the following responsibilities:

•

serving as a liaison between the Chairman and the non-management directors;

•

approving information sent to the Board;

•

approving meeting agendas for the Board;

•

approving meeting schedules to help ensure there is sufficient time for discussion of agenda items;

•

calling and presiding over meetings of the independent non-management directors; and

•

if requested by shareholders, being available, when appropriate, for consultation and direct communication.

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Board Risk Oversight

The Board as a whole has ultimate responsibility for risk oversight. It exercises its oversight function through its standing committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. For further description of the scope of each committee’s duties, see pages 16-18. The Finance, Investment and Risk Management Committee has responsibility for oversight of all risks that do not fall within the oversight responsibility of any other standing committee. In addition, the Audit Committee discusses with management policies with respect to risk assessment and risk management.

The Company has established the Enterprise Risk and Capital Committee, a committee that includes the Company’s CEO, Chief Financial Officer (“CFO”), Chief Investment Officer, Chief Risk Officer (“CRO”), the Presidents of Commercial Markets, Consumer Markets, and Talcott Resolution and the General Counsel. The Enterprise Risk and Capital Committee is responsible for managing the Company’s significant risks and overseeing the enterprise risk management program and reports to the Board primarily through the Finance, Investment and Risk Management Committee and also through interactions with the Audit Committee.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. In addition, the Company has adopted a Code of Ethics and Business Conduct for Members of the Board of Directors. These codes require that all employees and directors engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest and provide mechanisms to report unethical conduct.

Copies of each of the codes are available on the Corporate Governance page of the Company’s investor relations website at http://ir.thehartford.com. Printed copies will be provided without charge to any shareholder upon written request to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

Certain Relationships and Related Transactions

The Board has adopted a written Policy for the Review, Approval or Ratification of Transactions with Related Persons. Pursuant to this policy, the Company’s directors and Section 16 executive officers must promptly disclose any actual or potential material conflict of interest to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board for evaluation and appropriate resolution. If the transaction involves a Section 16 executive officer or an immediate family member of a Section 16 executive officer, the matter must also be disclosed to the Company’s General Auditor or Director of Compliance for evaluation and appropriate resolution.

Communicating with the Board

Anyone interested in communicating directly with the Board’s non-management directors, or raising a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee, may do so on an anonymous and confidential basis by contacting EthicsPoint at the following addresses or toll free numbers:

The Hartford c/o EthicsPoint P.O. Box 230369 Portland, Oregon 97281-0369 Toll Free Number (U.S. and Canada): 1-866-737-6812 Toll Free Number (all other countries): 1-866-737-6850 www.ethicspoint.com

All such communications, complaints or concerns will be forwarded to the appropriate persons for proper handling.

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BOARD OF DIRECTORS

The Board met eleven times during 2012 and each of the Company’s directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. The average attendance of all directors at Board and committee meetings was 95%. The Company encourages its directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the Annual Meeting of Shareholders held on May 16, 2012.

Committees of the Board

Until the fall of 2012, the Board had five standing committees: the Audit Committee; the Compensation and Management Development Committee; the Finance, Investment and Risk Management Committee; the Legal and Public Affairs Committee; and the Nominating and Corporate Governance Committee. Effective on September 20, 2012, the Board dissolved the Legal and Public Affairs Committee and transferred each of its duties to other standing committees or the full Board in order to improve Board effectiveness.

The Board has determined that all of the members of the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee are “independent” directors within the meaning of the SEC’s regulations, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Each committee conducts a self-evaluation of its performance on an annual basis.

The members of the Board during 2012 and the committees of the Board on which they served are identified below. Board membership and committee composition as of the date of this proxy statement is the same as for 2012, except for the dissolution of the Legal and Public Affairs Committee, as noted above.

Director	Audit Committee	Compensation and Management Development Committee	Finance, Investment and Risk Management Committee	Legal and Public Affairs Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	**		*	*
Trevor Fetter	*		*		**
Paul G. Kirk, Jr.		**	*	*
Liam E. McGee			*
Kathryn Mikells		*	*	*
Michael G. Morris	*		*		*
Thomas A. Renyi(1)		*	*	**
Charles B. Strauss	*		**		*
H. Patrick Swygert		*	*		*
Number of meetings in 2012	10	8	6	2	3
(1) Mr. Renyi serves as the presiding director. For more details, see page 14. * Member. ** Chair.

The charters of each current committee can be found on the Corporate Governance page of the investor relations section of the Company’s website at http://ir.thehartford.com and printed copies will be provided without charge to any shareholder upon written request.

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In addition to the risk oversight responsibilities outlined on page 15, the primary functions of each committee are as follows:

Audit Committee

•

Monitors the integrity of the financial statements of the Company

•

Monitors the independent registered public accounting firm’s qualifications and independence

•

Monitors the performance of the Company’s internal audit function and independent registered public accounting firm

•

Monitors the compliance by the Company with legal and regulatory requirements and the Company’s Code of Ethics and Business Conduct

The Board has determined that all of the members of the Audit Committee are (1) “financially literate” within the meaning of the listing standards of the NYSE, and (2) qualified as “audit committee financial experts” within the meaning of the SEC’s regulations.

Compensation and Management Development Committee

•

Oversees executive compensation and assists the organization in defining an executive total compensation policy

•

Recommends for approval by the independent directors of the Company the compensation of the CEO

•

Works with management to develop a clear relationship between pay levels and organization performance and returns to shareholders and to align the Company’s compensation structure with its organizational objectives

•

Has the ability to delegate, and has delegated to the Executive Vice President, Human Resources, or her designee, responsibility for the day-to-day operations of the Company’s compensation plans and programs

•

Has sole authority to retain, compensate and terminate any consulting firm used to evaluate and advise on executive compensation matters

•

Considers independence standards required by the NYSE or applicable law in regards to compensation consultants, accountants, legal counsel or other advisors, prior to their retention

•

In consultation with a senior risk officer of the Company, meets annually to discuss and evaluate employee incentive compensation arrangements in light of an assessment of any material risk posed to the Company from such arrangements

•

Retains responsibility, in all events, for compensation actions and decisions with respect to certain senior executives, as described in the Compensation Discussion and Analysis beginning on page 27

For further discussion of the Compensation and Management Development Committee’s responsibilities and a discussion of the roles of executive officers and compensation consultants in determining executive compensation, please see Process for Determining Senior Executive Compensation (Including NEOs) on pages 37-38.

Finance, Investment and Risk Management Committee

•

Oversees the investment activities, financial management, and risk management of the Company and its subsidiaries

•

Provides a forum for discussion among management and the entire Board on key financial, investment, and risk management matters of the Company

Nominating and Corporate Governance Committee

•

Advises and makes recommendations to the Board with respect to matters of corporate governance

•

Considers potential nominees for Board membership

•

Makes recommendations as to the organization, size and composition of the Board and its committees

•

Considers the qualifications, compensation and retirement of directors

•

Reviews the Company’s policies and programs that relate to the Company’s social responsibility, sustainability and environmental stewardship

The functions of the Nominating and Corporate Governance Committee are described in greater detail below.

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Selection of Nominees for Election to the Board

Criteria for Nomination to the Board of Directors and Diversity

The Nominating and Corporate Governance Committee (the “Nominating Committee”) considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and shareholders. In addition, the Company, at the request of the Nominating Committee, has retained an outside search firm to identify prospective Board nominees.

The Nominating Committee evaluates prospective nominees against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines as well as other relevant factors as it deems appropriate, including:

•

the relevance of the prospective nominee’s experience to the business and objectives of the Company;

•

the current composition of the Board;

•

the prospective nominee’s independence from conflicts of interest and from actual or potential economic relationships with the Company;

•

the Board’s need for financial and accounting expertise;

•

the prospective nominee’s personal and professional ethics, integrity and values; and

•

the prospective nominee’s availability to attend regularly scheduled Board meetings and to devote appropriate amounts of time to preparation for such meetings.

In addition, the Nominating Committee considers the prospective nominee’s potential contribution to the diversity of the Board. The Nominating Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to race, gender, ethnicity and the range of perspectives that the directors bring to their work. As part of its consideration of prospective nominees, the Board and the Nominating Committee monitor whether the directors as a group meet the Company’s criteria for the composition of the Board, including diversity considerations.

The Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

Shareholder Proposed Nominees

The Nominating Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company’s By-laws. To recommend a prospective nominee for the Board at the Company’s 2014 Annual Meeting, shareholders must deliver or mail their nomination submission and such submission must be received by the Company’s Corporate Secretary at the Company’s principal office in Hartford, Connecticut not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Each shareholder nomination submission must include the following information:

•

the nominating shareholder’s name and address and the number of shares held;

•

the name and address of the proposed nominee;

•

a representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the next annual meeting of shareholders;

•

a representation that the nominating shareholder intends to appear in person or by proxy at the next annual meeting of shareholders to nominate the nominee;

•

a description of any arrangements or understandings between the nominating shareholder and the nominee and any other person involved in the nomination process and with respect to the shares of the nominating shareholder or the nominee;

•

such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in a contested election;

•

the consent of the nominee to serve as a director of the Company if so elected; and

•

a representation as to whether the nominating shareholder intends to solicit proxies in support of the nominee.

Any materials provided by a shareholder in relation to a director candidate recommendation will be forwarded to the Nominating Committee.

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DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board, as described below. Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its committees.

Annual Cash Fees

Compensation for directors for the period beginning on May 16, 2012, the date of the 2012 annual meeting of shareholders, and ending on May 15, 2013, the date of the 2013 annual meeting of shareholders, includes: an annual retainer of $65,000; a $2,500 fee for each Board meeting attended; and a $2,000 fee for each committee meeting attended (with the exception of the Finance, Investment and Risk Management Committee meetings for which no fees are paid). Chairpersons of the Audit Committee, the Finance, Investment and Risk Management Committee and the Compensation and Management Development Committee receive an additional annual fee of $25,000; the chairperson of the Nominating Committee receives an additional annual fee of $10,000. For the period of 2012 during which the Legal and Public Affairs Committee operated as a committee of the Board, the chairperson received an additional fee of $5,000 (reduced from the $10,000 additional annual fee paid in prior years to reflect the dissolution of the committee prior to year end). The presiding director of the Board receives an additional annual fee of $25,000. Directors who join the Board during the Board service year receive a pro rata portion of the annual cash retainer. In 2012, a group of several members of the Board, consisting of Messrs. Allardice, Renyi and Strauss, began working with management to develop strategies to mitigate the Company’s variable annuity book of business exposures (the “VA Working Group”). In recognition of their work, each member of the VA Working Group received a stipend of $10,000 in 2012.

In 2012, directors could elect to defer all or a portion of their compensation otherwise payable in cash – including the annual cash retainer, any committee chair cash fee, and Board and committee meeting fees earned in conjunction with service on the Board – through (i) participation in The Hartford Deferred Compensation Plan (the “Deferred Compensation Plan”) and/or (ii) an investment in restricted stock units of The Hartford through participation in The Hartford 2010 Incentive Stock Plan. Under the Deferred Compensation Plan, deferred amounts may be allocated among a selection of notional investment options available under the plan and are credited with hypothetical earnings generated by such funds to the same extent as if the director had actually invested in those funds. For the 2013-2014 and future Board service years, directors no longer have the opportunity to elect to defer compensation into the Deferred Compensation Plan. Directors may elect to receive all or a portion of their annual cash retainer of $65,000 in fully vested shares of the Company’s Common Stock.

Annual Restricted Stock Award

In 2012, directors received an annual equity grant of $150,000, payable solely in restricted stock pursuant to The Hartford 2010 Incentive Stock Plan (the “Incentive Stock Plan”). The grants of restricted stock were made on August 3, 2012, the first day of the scheduled trading window period following the filing of the Company’s Form 10-Q for the quarter ended June 30, 2012. The number of shares of each award of restricted stock was determined by dividing $150,000 by the closing price of the Common Stock as reported on the NYSE as of the date of the award. Directors who join the Board during the Board service year receive a pro rata portion of the annual restricted stock award.

Directors receiving restricted stock may not sell, assign or otherwise dispose of such restricted stock until the restriction period ends. For awards granted in 2012, the restriction period lapses on the earlier of (i) May 15, 2013, the last day of the 2012-2013 Board service year or (ii) the first anniversary of the grant date. To the extent any of the following events occur prior to the date upon which restrictions lapse, the restriction period shall end with respect to all of the restricted stock currently held by a director: (i) the director’s retirement at age 75, (ii) a “change of control” (as defined in the Incentive Stock Plan) of the Company, (iii) the director’s death, or (iv) the director’s disability (as defined in the Incentive Stock Plan). In the event the director’s Board service otherwise terminates prior to the lapse of the restriction period, the restricted stock will be forfeited if the Compensation and Management Development Committee, in its sole discretion, so determines.

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Other

The Company provides each director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while he or she serves on the Board. Directors may purchase additional accidental death and dismemberment and permanent total disability coverage under The Hartford voluntary accidental death and dismemberment plan for directors and their dependents.

Directors are reimbursed by the Company for travel and related expenses they incur in connection with their serving on the Board and its committees.

Stock Ownership Guidelines and Restrictions on Trading

The Board has established stock ownership guidelines for each director to obtain, by the third anniversary of the director’s appointment to the Board, an ownership position in the Company’s Common Stock equal to five times his or her annual cash retainer. All directors with at least three years of Board service met the stock ownership guidelines as of December 31, 2012. The Company’s policy on insider trading permits directors to engage in transactions involving the Company’s equity securities only through a pre-established trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, or (1) during “trading windows” of limited duration following the Company’s filing with the SEC of its periodic reports on Forms 10-K and 10-Q and (2) following a determination by the Company that the director is not in possession of material nonpublic information. In addition, the Company has the ability under its insider trading policy to suspend trading by directors in its equity securities.

Director Summary Compensation Table

The following table sets forth the compensation paid by the Company to directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert Allardice (3)	149,500	150,000	1,965	301,465
Trevor Fetter	126,000	150,000	717	276,717
Paul G. Kirk, Jr.	137,500	150,000	2,913	290,413
Kathryn Mikells (2)	112,500	150,000	621	263,121
Michael G. Morris	108,000	150,000	2,508	260,508
Thomas Renyi (3,4)	152,500	150,000	1,965	304,465
Charles B. Strauss (3)	151,000	150,000	1,965	302,965
H. Patrick Swygert	112,500	150,000	1,965	264,465

(1)

The amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards pursuant to The Hartford 2010 Incentive Stock Plan granted during the fiscal year ended December 31, 2012. All grants were made on August 3, 2012, the first day of the scheduled trading window period following the filing of the Company’s Form 10-Q for the quarter ended June 30, 2012. The number of shares of each award of restricted stock was determined by dividing the grant date fair value by the closing price of the Company’s Common Stock as reported on the NYSE as of the date of the award. The closing stock price on August 3, 2012 was $16.91.

(2)

Ms. Mikells elected to receive fully vested shares of the Company’s Common Stock in lieu of her $65,000 annual cash retainer.

(3)

A $10,000 stipend for service in the VA Working Group was paid to Messrs. Allardice, Renyi and Strauss.

(4)

In connection with the dissolution of the Legal and Public Affairs Committee, the annual stipend for that committee’s Chair was reduced from the $10,000 additional fee paid in prior years to $5,000 for the period of 2012 during which the Legal and Public Affairs Committee operated as a committee of the Board.

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Director Compensation Table—Outstanding Equity

The following table shows outstanding stock option awards and the number and value of any unvested or unearned equity awards outstanding as of December 31, 2012 for the Company’s directors. All outstanding stock options are fully exercisable. The value of any unvested equity awards outstanding as of December 31, 2012 is calculated using a market value of $22.44, the NYSE closing price per share of the Company’s Common Stock on December 31, 2012. The numbers have been rounded to the nearest whole dollar, share or unit.

Name	Option Awards(1)				Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
R. Allardice					8/3/2012	8,871	199,065
T. Fetter					8/3/2012	8,871	199,065
P. Kirk	2/20/2003	5,080	37.37	2/22/2013	8/3/2012	8,871	199,065
	2/18/2004	2,731	65.99	2/20/2014
K. Mikells					8/3/2012	8,871	199,065
M. Morris	12/16/2004	1,145	67.19	12/18/2014	8/3/2012	8,871	199,065
T. Renyi					8/3/2012	8,871	199,065
C. Strauss	2/20/2003	5,080	37.37	2/22/2013	8/3/2012	8,871	199,065
	2/18/2004	2,731	65.99	2/20/2014
H. Swygert	2/20/2003	2,540	37.37	2/22/2013	8/3/2012	8,871	199,065
	2/18/2004	2,731	65.99	2/20/2014

(1)

Stock options granted to directors expire ten years and two days from the grant date. No options have been granted for service as a director since 2004.

(2)

The amounts shown in this column represent outstanding, unvested awards of restricted stock to the Company’s directors. Awards granted in 2012 vest on the earlier of (i) the last day of the respective Board service year or (ii) the first anniversary of the award grant date. The 2011 award vested in 2012 and therefore is not included in this column. Dividends are payable on outstanding restricted stock awards in the same amount and to the same extent as dividends paid to holders of the Company’s Common Stock.

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NOMINEES FOR DIRECTORSHIPS

Nine individuals will be nominated for election as directors at the Annual Meeting. The terms of office for each elected director will run until the next annual meeting of shareholders of the Company and until his or her successor is elected and qualified, or until his or her earlier death, retirement, resignation or removal from office.

Pursuant to the Company’s Corporate Governance Guidelines, no person may be nominated to stand for election or reelection to the Board after his or her 75th birthday, subject to exceptions granted by the Board in extraordinary circumstances. Upon the recommendation of the Nominating Committee, the Board has determined that Paul G. Kirk’s continued service as director would be of significant value and benefit to the Company in light of the ongoing strategic transformation of the Company. Thus, the Board has requested that Mr. Kirk stand for election at the 2013 Annual Meeting for an additional term, and Mr. Kirk has agreed to do so.

In accordance with the Company’s Corporate Governance Guidelines, each director has submitted a contingent, irrevocable resignation that the Board may accept if the director fails to receive more votes “for” than “against” in an uncontested election. In that situation, the Nominating Committee (or another committee of the Board comprised solely of at least three non-management directors) would make a recommendation to the Board about whether to accept or reject the resignation. The Board, not including the subject director, will act on this recommendation within 90 days from the date of the Annual Meeting and the Company will disclose its decision publicly promptly thereafter.

If for any reason a nominee should become unable to serve as a director, either the shares of Common Stock represented by valid proxies will be voted for the election of another individual nominated by the Board, or the Board will reduce the number of directors in order to eliminate the vacancy.

The Nominating Committee believes that each director nominee has an established record of accomplishment in areas relevant to the Company’s business and objectives and possesses the characteristics identified in the Company’s Corporate Governance Guidelines as essential to a well-functioning and deliberative governing body, including integrity, independence, commitment, availability and contribution to the diversity of the Board. Other experience, qualifications and skills the Nominating Committee looks for include the following:

Experience / Qualification	Relevance to the Company
Leadership	Experience in significant leadership positions provides the Company with special insights, and demonstrates key management disciplines that are relevant to the oversight of the Company’s business.
Corporate Governance and Risk Management

An understanding of organizations and governance supports management accountability, transparency and protection of shareholder interests. Risk management experience is critical in overseeing the risks facing the Company.

Finance and Accounting	Finance and accounting experience is important in understanding and reviewing the Company’s business operations, strategy and financial results.
Business Operations and Strategic Planning

An understanding of business operations and processes and experience making strategic decisions are critical to the oversight of the Company’s business, including the assessment of its operating plan and business strategy.

Regulatory and Legal	An understanding of laws and regulations is important because the Company operates in a highly regulated industry and is directly affected by governmental actions.
Talent Development	The Company places great importance on attracting and retaining superior talent, and motivating employees to achieve desired Company and individual performance objectives.
Diversity	Diverse Board membership with varying perspectives and breadth of experience is an important attribute of a well-functioning board and will contribute positively to robust discussion at meetings.

All of the Company’s directors hold, or have held, senior leadership positions in large, complex organizations, educational institutions and/or charitable and not-for-profit organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities on the Company’s Board. Their roles in these organizations also permit them to offer senior management a diverse range of perspectives about the issues facing a complex financial services company like the Company. Key experience, qualifications and skills the Company’s directors bring to the Board are identified and described below.

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Robert B. Allardice, III

Age: 66

Director since: 2008

Committees: Audit Committee (Chair); Finance, Investment and Risk Management Committee

Mr. Allardice is a retired regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America. He began his financial services career at Morgan Stanley & Co., Inc., where he spent nearly 20 years in positions of increasing responsibility. He co-founded the company’s Merger Arbitrage Department and later became chief operating officer of the Equity Department. He was also a founding member of Morgan Stanley’s Finance Committee. Following Morgan Stanley, he was a consultant to Smith Barney, and later joined Deutsche Bank Americas Holding Corporation, where he held the positions of regional chief executive officer, North and South America, and of advisory director, among other posts.

Mr. Allardice has over thirty-five years of experience in the financial services industry, including at the senior executive officer level. As a senior leader at multiple complex financial institutions, Mr. Allardice demonstrated skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, risk management, talent development, finance and financial reporting. Mr. Allardice’s experience interfacing with regulators and establishing governance frameworks acquired through his years of service in the industry is relevant to the oversight of the Company’s highly regulated businesses. Further, his experience leading capital markets-based businesses is relevant to the oversight of the Company’s Hartford Investment Management Company (“HIMCO”) and corporate finance activities.

Trevor Fetter

Age: 53

Director since: 2007

Committees: Audit Committee; Finance, Investment and Risk Management Committee; Nominating and Corporate Governance Committee (Chair)

Other Directorships: Tenet Healthcare Corporation (2003-present)

Mr. Fetter is President and Chief Executive Officer of Tenet Healthcare Corporation, positions he has held since November 2002 and September 2003, respectively. From March 2000 to November 2002, Mr. Fetter served as Chairman and Chief Executive Officer of Broadlane, Inc., a provider of technology solutions for the healthcare industry. From 1995 to 2000, Mr. Fetter served as the Chief Financial Officer of Tenet Healthcare Corporation.

As the chief executive officer of a publicly-traded healthcare company, Mr. Fetter has demonstrated his ability to lead the management and operations of a complex, highly regulated organization. Mr. Fetter’s leadership experience has equipped him with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, operational and risk management, regulatory affairs, talent development and corporate governance. As a chief financial officer of a publicly-traded company, Mr. Fetter also gained experience in corporate finance, financial reporting and the capital markets, all of which are relevant to the oversight of the Company’s operations and corporate finance activities.

Paul G. Kirk, Jr.

Age: 75

Director since: 2010*

Committees: Compensation and Management Development Committee (Chair); Finance, Investment and Risk Management Committee

Other Directorships: Cedar Realty Trust (2005-2009; 2010-present); Rayonier, Inc. (1994-2011); Advisory Board of Bloomberg Government

Mr. Kirk served as a United States Senator from September 2009 until February 2010, filling the vacancy created by the death of Senator Edward M. Kennedy. Mr. Kirk currently serves as Chairman and President and a director of Kirk & Associates, Inc., a business advisory and consulting firm. Mr. Kirk served as Treasurer of the Democratic Party of the United States from 1983 to 1985 and as Chairman from 1985 until his resignation from that position in 1989. He retired from the law firm of Sullivan & Worcester in 2000, having become a partner of the firm in 1977, and Of Counsel to the firm in 1990.

Mr. Kirk has broad-based experience as a senior business leader, legal advisor and public servant. His experiences have provided him with skills that are relevant to the Company’s operations, including strategic planning, legal and regulatory analysis, talent development, corporate governance and risk management. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

* Mr. Kirk also served as a director from 1995 until 2009, when he left to serve in the U.S. Senate.

Liam E. McGee

Age: 58

Director since: 2009

Committees: Finance, Investment and Risk Management Committee

Mr. McGee is the Chairman and Chief Executive Officer of the Company, positions he has held since October 1, 2009. On December 17, 2009, he was also appointed President of the Company. Prior to joining the Company, Mr. McGee worked for Bank of America Corporation, which he joined in 1990. At Bank of America Corporation, Mr. McGee most recently served as President, Bank of America Consumer and Small Business Bank, a position he held from August 2004 until his departure in September 2009. In that role, he operated the nation’s largest retail bank, serving more than 50 million consumer households and small businesses through a distribution network that included over 6,100 branches and the nation’s largest online and mobile bank. From August 2001 to August 2004, he served as President, Global Consumer Banking; from August 2000 to August 2001, he served as President, Bank of America California; and from August 1998 to August 2000, he served as President, Southern California Region.

As the chief executive officer of the Company, Mr. McGee has launched a strategy designed to achieve sustainable, profitable growth and drive shareholder value. Mr. McGee provides unique insights into the Company’s businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges. Mr. McGee’s experiences as a senior leader in the financial services industry provide him with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, operational and risk management, finance and talent development. In addition, his experience serving consumers and small businesses and managing large-scale distribution networks are of particular relevance to the Company’s operations.

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Kathryn A. Mikells

Age: 47

Director since: 2010

Committees: Compensation and Management Development Committee; Finance, Investment and Risk Management Committee

Ms. Mikells serves as the Chief Financial Officer of security services company ADT, a position she has held since April, 2012. On March 28, 2013, Ms. Mikells was appointed Chief Financial Officer of Xerox Corporation, effective May 2, 2013. From October 2010 until December 2011, Ms. Mikells was the Chief Financial Officer of Nalco. Prior to joining Nalco, Ms. Mikells was Chief Financial Officer for UAL Corporation, parent company of United Airlines. She was named Chief Financial Officer of UAL in August 2008, and was appointed Executive Vice President in July 2009. Prior to being named Chief Financial Officer, Ms. Mikells served as Vice President of Investor Relations for United. She previously served as Vice President of Financial Planning and Analysis, Vice President and Treasurer, Vice President of Corporate Real Estate, Director of Corporate Planning and Chief Financial Officer of Mileage Plus. Ms. Mikells joined United in 1994 as a financial analyst.

Ms. Mikells has demonstrated the ability to lead the financial management of multi-national, complex organizations. Her extensive experience as a senior leader in corporate finance has provided her with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, financial reporting, capital markets, investor relations, regulatory affairs, talent development and risk management.

Michael G. Morris

Age: 66

Director since: 2004

Committees: Audit Committee; Finance, Investment and Risk Management Committee; Nominating and Corporate Governance Committee

Other Directorships: American Electric Power Company, Inc. (2004-present); Alcoa, Inc. (2008-present); Limited Brands, Inc. (2012-present); Cincinnati Bell (2003-2008)

Mr. Morris is Chairman of American Electric Power Company, Inc. (“AEP”), a position he has held since February 2004. From 2004 to 2011, Mr. Morris served as President and Chief Executive Officer of AEP. He previously was Chairman, President and Chief Executive Officer of Northeast Utilities from August 1997 to December 2003.

Mr. Morris has extensive operational and management experience acquired through his service as the chief executive officer of multiple publicly-traded companies in the highly regulated energy industry. As a senior leader responsible for the management of complex business operations, Mr. Morris has experience in areas that are relevant to the oversight of the Company’s business, including strategic planning, risk management, regulatory affairs, talent development and corporate governance. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

Thomas A. Renyi

Age: 67

Director since: 2010

Committees: Compensation and Management Development Committee; Finance, Investment and Risk Management Committee

Other Directorships: Public Service Enterprise Group (2003-present); former member of the Board of Directors of RiskMetrics Group, Inc.

Mr. Renyi served as Executive Chairman of The Bank of New York Mellon Corporation from July 2007 until he retired in August 2008. Prior to that he served as Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc. and The Bank of New York, from February 1998 to July 2007. His career at The Bank of New York Mellon and its predecessor company spanned almost four decades and included key leadership roles in securities servicing, credit policy, capital markets, and domestic and international banking. He also headed the transition team responsible for integrating Irving Trust Company into Bank of New York.

Mr. Renyi has nearly forty years of experience in the financial services industry, including nearly ten years of experience at the chairman and chief executive officer level. Mr. Renyi has acquired skills in areas that are relevant to the oversight of the Company’s operations through his years of service as a senior leader, including strategic planning, capital markets, operational and risk management, corporate governance and talent development. Through his service on the Board of Directors of several publicly-traded companies, he has acquired experience in overseeing complex operations.

Charles B. Strauss

Age: 70

Director since: 2001

Committees: Audit Committee; Finance, Investment and Risk Management Committee (Chair); Nominating and Corporate Governance Committee

Other Directorships: Unilever plc (2000-2004); Unilever N.V. (2000-2004); Aegis Group plc (2003-2013); The Hershey Company (2007–2009)

Mr. Strauss served as President and Chief Executive Officer of Unilever United States, Inc., a primary business group of Unilever, the international food and home and personal care organization, from May 2000 until his retirement in December 2004. While at Unilever, he also held the positions of Group President, Unilever Home and Personal Care—North America since September 1999 and Chairman of the North America Committee, which coordinates Unilever’s North American activities.

Mr. Strauss has extensive experience guiding large, complex organizations acquired through nearly two decades of service as an executive in the consumer products industry, including at the chief executive officer level. As the leader of a large, publicly-traded company with global operations, Mr. Strauss demonstrated skills in areas that are relevant to the oversight of the Company, including strategic planning, complex distribution channels, risk management, talent development and corporate governance. Mr. Strauss also has experience in corporate finance and financial reporting. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

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H. Patrick Swygert

Age: 70

Director since: 1996

Committees: Compensation and Management Development Committee; Finance, Investment and Risk Management Committee; Nominating and Corporate Governance Committee

Other Directorships: United Technologies Corporation (2001-present); Advisory Council for the Smithsonian Institution’s National Museum of African American History and Culture; Fannie Mae (2000 – September, 2008)

Mr. Swygert is President Emeritus and professor emeritus at Howard University.

He previously served as President of Howard University, Washington, D.C., a position he held from August 1995 until his retirement as President in June 2008. He was President of the University at Albany, State University of New York, from 1990 to 1995.

Mr. Swygert brings significant and valuable leadership experience to the Board demonstrated in nearly two decades of service as the president of two major universities. Mr. Swygert led the academic and financial revitalization of both Howard University and the University of Albany, demonstrating skills in areas that are relevant to the oversight of the Company, including strategic planning, risk management, talent development and governance. Mr. Swygert’s leadership roles at educational, governmental and cultural organizations provide him with a unique perspective on civic and cultural issues and regulatory affairs. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

ITEM 1    ELECTION OF DIRECTORS

The Nominating Committee believes that the Company’s directors possess qualifications, skills and experience that are consistent with the standards for the selection of nominees for election to the Board set forth in the Company’s Corporate Governance Guidelines described on page 18 and that they have demonstrated the ability to effectively oversee the Company’s corporate, investment and line of business operations. Biographical information for the Company’s directors is set forth above, including the principal occupation and other public company directorships (if any) held by each director in the past five years and a description of the specific experience and expertise that qualifies each director to serve as a director of the Company.

The Board of Directors recommends that Shareholders vote “FOR” all nominees for election as Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm for 2012, is responsible for expressing an opinion that 1) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and 2) the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012.

In this context, the Audit Committee has:

(1)

reviewed and discussed the audited financial statements for the year ended December 31, 2012 with management of the Company;

(2)

discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

(3)

received the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with D&T the independent accountant’s independence.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Report Submitted: February 28, 2013

Members of the Audit Committee:

Robert B. Allardice, III, Chairman

Trevor Fetter

Michael G. Morris

Charles B. Strauss

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Fees of the Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2012 and 2011.

	Year Ended December 31, 2012	Year Ended December 31, 2011
(1) Audit fees	$17,788,000	$17,082,000
(2) Audit-related fees(a)	1,361,000	1,192,000
(3) Tax fees(b)	204,000	170,000
(4) All other fees(c)	291,000	360,000
TOTAL	$19,644,000	$18,804,000

(a)

Fees for the years ended December 31, 2012 and 2011 principally consisted of internal control reviews, divestiture related services, agreed-upon procedures reports and employee benefit plan audits.

(b)

Fees for the years ended December 31, 2012 and 2011 principally consisted of international tax compliance services and tax examination assistance.

(c)

Fees for the year ended December 31, 2012 principally consisted of an enterprise risk management project and a benchmarking survey. Fees for the year ended December 31, 2011 principally consisted of an enterprise risk management project and an investment related controls project.

The Audit Committee concluded that the provision of the non-audit services provided to the Company by the Deloitte Entities during 2012 and 2011 was compatible with maintaining the Deloitte Entities’ independence.

The Audit Committee has established policies requiring pre-approval of audit and non-audit services provided by the independent registered public accounting firm. The policies require that the Audit Committee pre-approve specifically described audit and audit-related services annually. For the annual pre-approval, the Audit Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services are consistent with the rules of the SEC and the PCAOB on auditor independence. The independent registered public accounting firm and management report to the Audit Committee on a timely basis regarding the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the limits approved by the Committee. The Audit Committee’s policies require specific pre-approval of all tax services, internal control-related services and all other permitted services on an individual project basis. As provided by the Audit Committee’s policies, the committee has delegated to its Chairman the authority to address any requests for pre-approval of services between committee meetings, up to a maximum of $100,000 for non-tax services and up to a maximum of $5,000 for tax services. The Chairman must report any pre-approvals to the full Audit Committee at its next scheduled meeting.

ITEM 2    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC policies and in accordance with its Board-approved charter, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013. Prior to this appointment, the Audit Committee carefully considered the prior performance and quality controls of Deloitte & Touche LLP and concluded it was capable of providing high quality, independent auditing services to the Company.

Although shareholder ratification of the appointment of Deloitte & Touche LLP is not required, the Board requests ratification of this appointment by the shareholders. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of directors recommends that Shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

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COMPENSATION DISCUSSION AND ANALYSIS

This section explains the Company’s compensation philosophy, summarizes its compensation programs and reviews compensation decisions for the following Named Executive Officers (the “NEOs”):

Name	Title
Liam McGee	Chairman, President and Chief Executive Officer (“CEO”)
Christopher Swift	Executive Vice President and Chief Financial Officer
Douglas Elliot	President, Commercial Markets
Alan Kreczko	Executive Vice President and General Counsel
Robert Rupp	Executive Vice President and Chief Risk Officer
David Levenson	Former President, Wealth Management

The Compensation Discussion and Analysis also describes programs that apply to the CEO and all of his executive direct reports (collectively, the “Senior Executives”).

Executive Summary

Operating with a Sharper Focus

The Company underwent meaningful and positive change in 2012. Beginning in mid-2011, faced with significant macroeconomic headwinds, including persistently low interest rates and slow economic growth, the Company’s management and the Board undertook a process to determine how to best position the Company to deliver greater shareholder value. Management and the Board concluded that the Company’s then-current strategic path would not accomplish that objective in an acceptable time period. Instead, the Company decided that it would focus on businesses that (1) have competitive market positions, (2) generate capital rather than consume capital, and (3) have lower sensitivity to capital markets. Each line of business was reviewed under these three criteria, culminating in the Company’s March 21, 2012 announcement that it would focus on its Property and Casualty (“P&C”), Group Benefits and Mutual Funds businesses.

In addition, the Company ceased the sale of individual annuities in the U.S., placed the business into runoff, and launched initiatives to reduce the size and risk of the legacy book.

Following these actions, management achieved a number of important milestones in the Company’s transformation, including the following:

•

Sold three Wealth Management businesses (Individual Life, Retirement Plans and Woodbury Financial Services) to strong, strategic buyers at attractive valuations.

–

Signed agreements in six months, well ahead of the year-end target.

–

Closed the sales by January 2, 2013.

–

Generated $2.2 billion of net statutory capital benefit.

•

Reduced expenses before investment by $266 million in 2012 and developed a comprehensive plan to eliminate all of the expenses – direct and indirect – associated with the divested businesses as quickly and prudently as possible, with approximately 90% of those expenses scheduled for elimination by the end of 2013.

•

Refinanced high interest debt and repurchased warrants held by Allianz SE, thereby increasing the Company’s financial flexibility through reduction of interest expense and elimination of a potentially dilutive security.

•

Established a separate reporting division (“Talcott Resolution”) to manage the legacy annuity businesses and filed an enhanced surrender value option with the SEC in an effort to reduce the size of the existing U.S. book of business.(2)

As a result of these milestones achieved in 2012, management believes the Company is well positioned to complete its transformation and generate superior shareholder value. In addition to the accomplishments listed above, the Company has made significant progress in improving margins and profitability in the Company’s go-forward businesses. During 2012, the Company:

•

Achieved rate and underwriting improvements in P&C Commercial in order to improve profitability, and undertook initiatives to enhance product capabilities in property lines.

•

Took rate and underwriting actions in Group Benefits focused on improving core earnings.

•

Improved retention and underwriting margins in Consumer Markets; underwriting margins, excluding catastrophes and prior year development, increased by over one point.

•

Realigned Mutual Funds’ investment management to Wellington Management, now its sole sub-advisor, while improving the product mix and expanding marketing and distribution initiatives.

(2) Talcott Resolution consists of the Company’s run-off annuities businesses, including U.S. Annuity, International Annuity and Institutional, and other legacy Wealth Management businesses which are in run-off, such as private placement life insurance, or have been sold, such as the Company’s individual life and retirement plans businesses.

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2012 Compensation Decisions

Based on the Company’s performance in 2012, the Compensation and Management Development Committee (the “Committee”) (and, in the case of the CEO, the independent directors) made the following key compensation decisions:

Increased the percentage of Senior Executives’ pay tied to performance	Reintroduced the use of performance shares, which constitute 50% of the value of a Senior Executive’s long-term incentive (“LTI”) award, and eliminated restricted stock units.
Established a separate annual incentive pool for Wealth Management employees

In order to retain employees and protect the franchise value of each Wealth Management business being sold, the Committee determined in March 2012 to fund a separate annual incentive plan award pool at target for employees dedicated to Wealth Management. The Committee subsequently determined to exclude Wealth Management results from the financial measures used to calculate the enterprise annual incentive pool in order to better reflect actual performance in the Company’s other divisions.

Funded the 2012 enterprise annual incentive pool, excluding Wealth Management, at 100% of target	Evaluation of the Company’s performance against specified quantitative and qualitative objectives resulted in annual incentive award funding at target.

Say on Pay Results and Shareholder Engagement

At last year’s Annual Meeting, shareholders voted 95% in favor of the Company’s Say on Pay proposal on executive compensation, up from 83% in 2011. In the fall of 2012, management engaged in discussions with many of the Company’s largest shareholders as part of the Company’s annual shareholder outreach program begun in 2011. Senior management views this program as an important opportunity to develop broader relationships with key investors over the long-term and to engage in an open dialogue on compensation and governance related issues.

The feedback received in 2012 included, among other items, the following:

•

Support for the reintroduction of performance shares in the LTI program with peer-relative total shareholder return as the sole performance metric while the Company completes its transformation.

•

Support for the Company’s decision to change its peer group beginning in 2013 to reflect the go-forward strategy as primarily a P&C company.

•

Continued emphasis on the importance of clear and thorough disclosure, particularly as it relates to how discretion is used in determining annual bonus pool funding.

The Committee values shareholder feedback and, each year, takes the results of the Say on Pay vote and the shareholder outreach program into consideration as it makes compensation decisions. The Committee viewed the high level of support for the 2012 Say on Pay proposal and the feedback received from shareholders as validation of the Company’s current approach to compensation for Senior Executives. The Say on Pay results and shareholder feedback were factors the Committee considered in determining not to make any material changes to the structure of the Company’s compensation program in 2013.

Overview of Compensation Program

Objectives

The Company’s executive compensation program is designed to promote long-term shareholder value creation and support its long-term strategy by: (1) encouraging profitable growth of core businesses consistent with prudent risk management; (2) attracting and retaining key talent; and (3) appropriately aligning pay with short- and long-term performance.

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Best Practices

The Committee regularly reviews best practices in governance and executive compensation and in recent years has revised the Company’s policies and practices to:

Expand its incentive compensation recoupment (or “clawback”) policy;
Reduce benefits payable in the event of a change of control;
Eliminate excise tax gross-up provisions upon a change of control;
Discontinue the practice of entering into individual employment agreements;
Ensure the independence of the Committee’s compensation consultant by limiting the consultant to perform services only for the Committee;
Provide for an annual risk review of the Company’s compensation plans, policies and practices; and

Prohibit all employees and directors from hedging unvested portions of equity or equity-linked awards and prohibit certain employees, including the Senior Executives, from pledging securities or hedging equity or equity-linked awards held to meet applicable ownership guidelines.

In addition, the Company’s Incentive Stock Plan does not allow the following:

• Granting of stock options with an exercise price less than the fair market value of the Company’s common stock (the “Common Stock”) on the date of grant;
• Re-pricing (reduction in exercise price) of stock options;
• Inclusion of reload provisions in any stock option grant; and
• Payment of dividends on unvested performance shares.

Pay Mix

NEO compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on Company and individual performance. Each NEO has a target total compensation opportunity that is assessed annually by the Committee (and by the independent directors, in the case of the CEO) to ensure alignment with the Company’s compensation objectives and market practice.

As the following charts show, almost 90% of CEO target annual compensation and almost 80% of other NEO target annual compensation are variable with performance, including stock price performance.

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Components of Compensation Program

The target total compensation opportunity is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits applicable to employees generally.

Base Salary

Base salaries are reviewed and established annually, upon promotion, or following a change in job responsibilities, based on market data, internal pay equity and each Senior Executive’s level of responsibility, experience, expertise and performance.

Annual Incentives

The Company’s employees, including the Senior Executives, are eligible to earn cash awards under the Annual Incentive Plan (“AIP”) based on Company and individual performance. Each employee has a target AIP opportunity that is set as a percentage of base salary. The sum of all AIP participants’ target AIP opportunities is the target AIP award pool (the “AIP Pool”) for the year. The Company funds the AIP Pool based on the Company’s performance against pre-established financial targets and certain qualitative criteria described below. Financial targets are set based on the Company’s annual operating plan as reviewed by the Board prior to the start of the fiscal year. Because the operating plan forms the basis for both the Company’s annual fiscal year earnings guidance communicated to investors and the AIP financial targets, the interests of the Company’s Senior Executives in meeting or exceeding earnings guidance are aligned with those of its shareholders.

Performance Metrics

The Committee’s quantitative analysis is based on the Company’s actual performance against enterprise Core Earnings (as defined at the beginning of 2012) and Core Return on Equity (“ROE”) targets, both as adjusted for compensation purposes. The targets for Core Earnings and Core ROE are consistent with the annual operating plan and the annual earnings guidance delivered to investors.

At the beginning of the year, the Committee approves a definition of Compensation Core Earnings (also used to calculate Compensation Core ROE) that includes certain year-end adjustments, which are intended to avoid advantaging or disadvantaging management for the effect of items outside its control.

Actual performance against financial targets in 2012, including adjustments, is described beginning on page 33. The tables below summarize the financial and qualitative performance criteria the Committee considers in determining the AIP Pool and the rationale for utilizing such criteria.

Enterprise Financial Performance

Performance against the following financial metrics is the foundation for the annual assessment of Company performance for AIP purposes:

Performance Criteria	Rationale
• Enterprise Compensation Core Earnings (70% weighting) • Enterprise Compensation Core ROE (30% weighting)

•

Core earnings and ROE are prevalent metrics among peers and are highly correlated with shareholder value creation. Both metrics align with the annual operating plan and are a good representation of annual company performance.

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Qualitative Considerations

To ensure a holistic view of performance, including achievements not yet evident in the Company’s financial performance, the Committee also reviews a number of qualitative factors, including the following broad categories:

Performance Criteria	Metrics Applied	Rationale
Strategic and Operational Objectives (How did management’s accomplishments compare to expectations?)	Performance against non-financial strategic and operational objectives relative to the Company’s strategy including, but not limited to, efficiency, risk management and compliance	Encourages focus on overall Company performance and provides the Committee flexibility in assessing Company achievements that are difficult to quantify
Quality of Earnings (How accurately did results reflect performance in the year being evaluated?)	Earnings driven by current year activity (excluding catastrophes), including pricing, policy holder retention and new business levels, underwriting profitability, and expense performance	Measures operational performance of the Company for the year being evaluated by isolating the impact of prior year reserve development and catastrophes
Peer Relative Performance (How did the Company perform on a relative basis versus peers?)	Performance relative to peers on metrics such as stock price performance and core earnings performance	Encourages focus on overall Company performance relative to industry peers

While enterprise financial performance is the primary criteria in determining the AIP funding factor, there is no prescribed weighting between the financial and qualitative assessments. The Committee uses performance against enterprise Compensation Core Earnings and Compensation Core ROE targets to determine a preliminary AIP funding factor, or a percentage of the target AIP Pool to be funded for the year. Based on its qualitative review, the Committee may then, if it deems appropriate, exercise discretion to raise or lower the preliminary AIP funding factor, resulting in a final AIP funding factor (the “Enterprise AIP Factor”). The Committee believes that this approach provides the necessary flexibility to arrive at an appropriate AIP Pool commensurate with a holistic review of performance that (1) is aligned with shareholder interests, and (2) attracts, retains and incentivizes employees who contribute to the long term value of the Company. Historically, the Committee has used the qualitative review to both increase and decrease AIP factors to levels more commensurate with Company performance and consistent with shareholder returns.

AIP Pool Allocation

The Enterprise AIP Factor described above is the percentage of the target AIP Pool that is funded for the 2012 performance year. To allocate the funded AIP Pool, the CEO determines and the Committee ratifies business division specific AIP factors (“Business AIP Factors”) for each of Commercial Markets, Consumer Markets, and Wealth Management that are based on an assessment of that division’s performance against operating plan using the same financial metrics as the enterprise assessment (i.e., Compensation Core Earnings and Compensation Core ROE), as well as relative contribution to enterprise results.(3) The AIP factor for employees in Corporate is the Enterprise AIP Factor.

The Business AIP Factors and the Enterprise AIP Factor are also considered in the determination of AIP awards granted to each NEO, as further described below.

Individual Award Determination

In setting overall compensation for each NEO, the Committee (and, in the case of the CEO, the independent directors) establishes an individual target AIP opportunity (“AIP Opportunity”) that is set as a percentage of base pay. Individual AIP awards for the NEOs are based 70% on Company performance and 30% on individual performance against pre-established leadership objectives. For the Corporate Senior Executives, including the CEO, the 70% weighting is based on the Enterprise AIP Factor. For Senior Executives who lead or led a business division, 42% of the total award opportunity is based on the applicable Business AIP Factor and 28% is based on the Enterprise AIP Factor. Final AIP award determinations for NEOs are made at the Committee’s discretion and generally range between 0% and 200% of individual targets. For NEOs whose compensation is subject to the deduction limits of Section 162(m) of the Internal Revenue Code, pre-established objectives determine a maximum bonus payable, which the Committee may then reduce by the exercise of negative discretion.

A discussion of individual NEO AIP awards, including performance against leadership objectives, is provided on pages 39-41. The following charts illustrate the relative weighting assigned to enterprise, business division and individual performance:

(3) Hartford Investment Management Company (“HIMCO”) has different AIP metrics and funding.

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Annual Long-Term Incentive Awards

The LTI program is designed to promote share ownership among Senior Executives, further aligning their interests with those of shareholders, thereby promoting shareholder value creation. LTI awards are granted on an annual basis following an assessment of individual performance and potential, and a review of market data. In recent years, the Company’s LTI program has evolved as the Company migrated from permissible compensation under the Troubled Asset Relief Program (“TARP”) back to a more normalized, performance-based design. For 2012, the Committee enhanced the Company’s LTI approach to be more performance-based for Senior Executives with the reintroduction of performance shares (50% of the award value) to replace restricted stock units (“RSUs”). (In 2011, Senior Executives received 50% stock options to tie management interests to those of shareholders and 50% stock-settled RSUs to encourage stability and retention of leadership.)

Stock Options

The stock options vest ratably over three years with a 10-year term, and provide value to Senior Executives only when shareholders realize positive returns on their investment in the Company over a corresponding period.

Performance Shares

The performance shares have a three-year performance period and will be settled in Common Stock based on a measurement of relative total shareholder return (“TSR”) against a peer group of 14 companies (the “Performance Peer Group”). The Performance Peer Group represents those public companies against which the Company benchmarks financial performance and competes for market share, and therefore differs from the Corporate Peer Group which includes companies against which the Company competes primarily for talent. For each company in the Performance Peer Group, TSR will be measured using a 20-day stock price average at the beginning of the performance period and a 20-day stock price average at the end of the performance period in order to smooth out any volatility at the beginning and end of the performance period. Determination of payout will be made based on the Company’s TSR percentile performance relative to the Performance Peer Group at the end of the performance period. The maximum number of shares that may be earned under the program is 200% of the number of shares granted if the Company’s TSR performance ranks ahead of all companies in the Performance Peer Group. If the Company’s TSR performance ranks at the bottom of the Performance Peer Group, there will be no payout. Median performance equals target payout.

The 2012 Performance Peer Group was established prior to the Company’s strategic realignment and as a result represents a 50/50 split of P&C and Life companies.

2012 Performance Peer Group
P&C Peers	Life Peers
ACE Ltd.	Lincoln Financial Group
Allstate Corp.	MetLife, Inc.
The Chubb Corp.	Principal Financial Group, Inc.
Cincinnati Financial Corp.	Protective Life Corp.
CNA Financial Corp.	Prudential Financial, Inc.
The Progressive Corp.	Torchmark
The Travelers Companies, Inc.	Unum

2013 LTI Design

For 2013, the Committee maintained the same LTI design as in 2012 except that the 2013 Performance Peer Group was modified to better reflect the Company’s go-forward strategy as primarily a P&C company. The 2013 Performance Peer Group is 70% P&C peers and 30% Life peers that have a large annuity block to reflect the Company’s legacy book.

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Periodic Retention Awards and Off-Cycle Equity Grants

The Committee periodically provides cash or equity awards on a selective basis to executives based on business need. Recipients are generally those identified as critical talent and/or who have high potential to move into key roles.

In 2012, given the public nature of the sales of the Company’s Wealth Management businesses and the need to ensure continuity and engagement of leadership, the Committee provided a retention award to David Levenson, the former leader of Wealth Management, which ultimately resulted in a payment of $1.5 million to Mr. Levenson as disclosed in the Summary Compensation Table on page 44. Mr. Levenson was an active and important participant in the sales processes for the Wealth Management businesses, and his leadership provided continuity and stability during a time of uncertainty for employees dedicated to Wealth Management.

Executive Benefits and Perquisites

Senior Executives are eligible for the same benefits as full-time employees generally, including health, life insurance, disability and retirement benefits. In addition, the Company maintains non-qualified savings and retirement plans that provide for benefits that would otherwise be funded but for the Internal Revenue Code limits that apply to tax-qualified benefit plans.

The Company provides limited additional perquisites to Senior Executives to better focus their time, attention and capabilities on the Company’s business, consistent with market practice. Perquisites generally include relocation benefits (when a move is required) and financial planning and tax preparation services. In addition, executives and their guests occasionally use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged and there is no incremental cost to the Company. The CEO also has the use of a Company car and driver and the Chief Financial Officer (“CFO”) has access to a car service to allow for greater efficiency while commuting.

The Company owns fractional interests in corporate aircraft to allow Senior Executives to safely and efficiently travel for business purposes. This allows Senior Executives to be more efficient while traveling than if commercial flights were utilized, as the aircraft provides a confidential and more productive environment in which to conduct business. It also eliminates the schedule constraints imposed by commercial airline service. The Company’s aircraft usage policy prohibits personal travel via corporate aircraft except in extraordinary circumstances. In December 2012, the CFO and General Counsel determined that such extraordinary circumstances existed, permitting the CEO to travel via corporate aircraft to receive medical treatment.

From time to time, a Senior Executive’s travel (whether on corporate aircraft or otherwise) for a purpose deemed important to the business may not be considered “directly and integrally related” to the performance of such Senior Executive’s duties as required under applicable SEC rules, and thus is considered a perquisite for disclosure purposes. Examples of such travel may include attendance at conferences, seminars or award ceremonies, as well as the attendance of a Senior Executive’s spouse or guest at business events where spousal or guest attendance is expected. The Company attributes income to Senior Executives for such expenses when required to do so under Internal Revenue Service regulations and the Senior Executive is responsible for the associated tax obligation.

Pay for Performance

2012 Compensation Decisions and Performance Against AIP Targets

In light of the Company’s strategic announcement on March 21, 2012 and the planned divestiture of the three Wealth Management businesses, the Committee took steps, as described below, to distinguish Wealth Management from the Company’s other divisions for AIP purposes.

Wealth Management(4)

Given the public nature of the Company’s sales of Individual Life, Retirement Plans and Woodbury Financial Services, and the desire to retain employees and protect the franchise value of each business being sold, the Committee determined in March 2012 to fund a separate AIP award pool at target for all employees dedicated to the Wealth Management businesses. In addition, the Committee subsequently determined to exclude Wealth Management financial results from the calculation of enterprise financial results for purposes of determining the 2012 AIP Pool for the following reasons:

•

The Company’s operating plan was developed prior to the start of 2012, when the strategic realignment was not yet established.

•

Product sales for Wealth Management were immediately impacted after the March 2012 strategic announcement.

The Committee felt that the separate treatment of Wealth Management allowed it to more accurately evaluate actual performance in the Company’s other divisions. Accordingly, the discussion of enterprise performance below excludes Wealth Management results.

(4) During 2012, Wealth Management included Mutual Funds and Talcott Resolution.

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Enterprise Financial Performance (Excluding Wealth Management)

Based on the assessment of performance described below, the Committee established an Enterprise AIP Factor of 100% of target for the 2012 performance year.

In evaluating the financial performance for purposes of determining the 2012 Enterprise AIP Factor, the Committee considered, as the primary criteria, that 2012 enterprise Compensation Core Earnings (weighted 70%) was slightly below target and Compensation Core ROE (weighted 30%) was at target, as illustrated below.(5)

As outlined under Annual Incentives – Performance Metrics on page 30, the Committee approved a definition of Compensation Core Earnings that provides for pre-determined adjustments to ensure that AIP award payments represent the results achieved in the underlying business and are not unduly inflated or deflated due to the effect of items that do not directly reflect Company or management performance. As a result, actual Compensation Core Earnings will differ from the earnings numbers provided in the Company’s financial statements.

Enterprise Compensation Core Earnings for 2012 was $666 million measured against a target of $696 million. The calculation of $666 million started with GAAP net income of ($22 million), which was adjusted as follows pursuant to the definition of Compensation Core Earnings approved by the Committee at the beginning of the performance year:

($ in millions)
GAAP Net Income	(22)
Less:
Total Realized Capital Gains/(Losses) net of Tax and Deferred Policy Acquisition Cost	87
Net Income from Discontinued Operations	(5)
Loss on Extinguishment of Allianz Debt	(587)
Core Earnings	482
Adjustments:
Catastrophes above a corridor of 70%-130% of budget	150
Asbestos and environmental reserve developments	34
Prior year tax benefit	(17)
Restructuring Charges	17
Compensation Core Earnings	666

This Enterprise Financial Performance assessment alone would result in an Enterprise AIP Factor of 93%.

(5) Equity utilized in the calculation of Compensation Core ROE reflects the decision to cease the sale of individual annuities in the U.S.

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Qualitative Considerations

The Committee then undertook its qualitative review, largely focused on the Company’s achievements against strategic and operational objectives.

Strategic and Operational Objectives

The Committee evaluated the significant actions taken by management to transform the Company, including the following:

•

Launched a new strategy on March 21, 2012 to focus on P&C, Group Benefits and Mutual Funds, and announced three Wealth Management businesses would be sold.

•

Sold three Wealth Management businesses (Individual Life, Retirement Plans and Woodbury Financial Services) to strong, strategic buyers at attractive valuations

–

Signed agreements in six months, well ahead of the year-end target.

–

Closed the sales by January 2, 2013.

–

Generated $2.2 billion of net statutory capital benefit.

•

Reduced expenses before investment by $266 million in 2012 and developed a comprehensive plan to eliminate all of the expenses – direct and indirect – associated with the divested businesses as quickly and prudently as possible, with approximately 90% of those expenses scheduled for elimination by the end of 2013.

•

Refinanced high interest debt and repurchased warrants held by Allianz SE, thereby increasing the Company’s financial flexibility through reduction of interest expense and elimination of a potentially dilutive security.

•

Established Talcott Resolution to manage the legacy annuity businesses and filed an enhanced surrender value option with the SEC in an effort to reduce the size of the existing U.S. book of business.

Quality of Earnings

The Committee then evaluated the Company’s earnings and found that, in general, the quality of earnings was high. While enterprise Compensation Core Earnings, excluding Wealth Management, was slightly below target, current accident year performance rather than prior year development drove overall 2012 results. In aggregate, favorable prior year development in the P&C business represented only $3 million after tax, or approximately 0.5%, of $666 million in enterprise Compensation Core Earnings, excluding Wealth Management. The Committee also noted that actions taken in 2012, including price increases and business mix changes, contributed to earnings and positioned the Company for further margin improvement in the future.

Peer Relative Performance

Finally, the Committee reviewed a variety of other financial metrics on a peer relative basis for the enterprise and found that in particular the Company outperformed various benchmarks including the S&P 500 Index and the S&P Insurance Composite Index on 2012 stock price performance. The Company’s indexed TSR on December 31, 2012 was 141.01, compared with 116.00 and 119.09 for the S&P 500 Index and the S&P Insurance Composite Index, respectively.(6)

(6) Indexed TSR represents the cumulative total return of the Company’s Common Stock for the fiscal year ended December 31, 2012 based on a $100 investment made on December 31, 2011, and reinvestment of all dividends. The number shown represents the value of the investment at the end of the period. Data provided by S&P Capital IQ.

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Overall Assessment of 2012 AIP

As noted under Enterprise Financial Performance (Excluding Wealth Management) on page 34, the Committee’s review of enterprise financial performance versus operating plan resulted in a quantitatively derived AIP Factor of 93%. The Committee felt that the qualitative factors above, in particular the achievement of strategic milestones and the significant work done to transform the Company, warranted its use of informed discretion to raise the Enterprise AIP Factor to 100% of target.

The Committee then reviewed and ratified the CEO’s allocation of the AIP Pool among Commercial Markets, Consumer Markets and Corporate based on their financial performance against operating plan and contributions to enterprise results. The role of Business AIP Factors in the determination of individual NEO AIP awards approved by the Committee is described under 2012 Named Executive Officer Compensation and Performance beginning on page 39.

Realizable Pay & Realized Pay

As described on page 29, NEO compensation is weighted towards variable compensation, where actual amounts earned may differ from granted amounts based on Company and individual performance. The Committee believes that a program weighted towards compensation that is variable with performance, including stock price performance, ensures that NEO interests are aligned with shareholder interests. Furthermore, because the equity awards are subject to time-based vesting, the compensation an NEO realizes in connection with equity awards is spread over several years, which the Committee believes assists in motivating the NEO to drive business growth over the long term.

While the amounts shown in the Summary Compensation Table on page 44 reflect the grant-date value of equity awards received by an NEO, they do not reflect the impact of stock price performance on compensation. The compensation actually realizable – or realized – by the individual may be considerably more or less based on actual stock price performance. For purposes of the discussion below:

•

“SCT Compensation” means the amount shown in the “Total” column of the Summary Compensation Table, excluding the amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns.

•

“Realizable Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) unvested performance shares valued at target, vested and unvested deferred and restricted stock units, and the “in-the-money” value of stock options granted during the measurement period, in each case, calculated using the Company’s $22.44 stock price on December 31, 2012. Realizable pay assumes equity awards are 100% vested upon grant, even though such awards may vest over a period of three years.

•

“Realized Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) the actual “take-home” value of vested equity awards during the measurement period.

Three-Year Analysis

The chart below shows the difference between aggregate SCT Compensation, Realizable Pay, and Realized Pay for the Company’s CEO over the three-year period from 2010 to 2012. The CEO’s Realizable Pay and Realized Pay, respectively, are approximately 25% and 69% below SCT Compensation for the cumulative three-year period from 2010 to 2012.

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One-Year Analysis

To illustrate the alignment of the Company’s compensation program with performance, the chart to the right and the table below show the CEO’s SCT Compensation and Realizable Pay for each year during the three-year period from 2010 to 2012 against the Company’s annual total shareholder return, including dividends. Throughout this period, CEO target compensation has remained below the peer group median.

CEO Pay Versus Performance	2010	2011	2012
SCT Compensation	$10,122,417	$7,600,000	$10,950,000
Realizable Pay	$9,569,888	$3,622,660	$8,445,001
Realized Pay	$2,855,750	$2,004,122	$4,108,348
Total Shareholder Return*	14.89%	(37.55)%	41.01%

* Data provided by S&P Capital IQ

Process For Determining Senior Executive Compensation (Including NEOs)

Committee

The Committee is responsible for reviewing the performance of and approving compensation awarded to those executives who either report to the CEO or who are subject to the filing requirements of Section 16 of the Securities Exchange Act of 1934, other than the CEO. The independent directors, with the input of the Committee, annually set the CEO’s individual performance goals and objectives, review his performance and determine his compensation level in the context of the established goals and objectives for the enterprise and individual performance. The Committee and the independent directors typically review performance and approve annual incentive awards for the prior fiscal year at their February meetings, along with annual LTI awards and any changes to base salary and target bonus. To assist in this process, the Committee reviews tally sheets for each active NEO to understand how each element of compensation relates to other elements and to the compensation package as a whole. The tally sheets summarize the total compensation opportunity, including the executive’s fixed and variable compensation, perquisites and potential payments upon termination or change of control. In addition, the tally sheets include a summary of historical compensation.

Compensation Consultant

Exequity, LLP is the Committee’s independent compensation consultant. Pursuant to Company policy, Exequity provides no services to the Company other than consulting services provided to the Committee. Exequity regularly attends Committee meetings and in 2012 advised on matters including peer group composition, and annual and long-term incentive plan design. Exequity also provides market data, analysis, and advice regarding CEO compensation to the Committee and the independent directors. In 2012, the Committee reviewed Exequity’s independence and confirmed the following:

•

Exequity supplies no services to the Company other than those as advisor to the Committee.

•

The fees for service Exequity charged the Company in 2011 amounted to less than 1% of Exequity’s annual revenues.

•

It is Exequity’s policy that when it represents a client’s compensation committee, it does not offer the client any additional services.

•

Neither Exequity nor its principal representative to the Company maintains any business or personal relationship with any executive officer or Committee member.

•

Neither Exequity nor its principal representative to the Company owns Company Common Stock.

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Role of Management

The Company’s Human Resources department supports the Committee in the execution of its responsibilities. The Company’s Executive Vice President, Human Resources supervises the development of the materials for each Committee meeting, including market data, tally sheets, individual and Company performance metrics and compensation recommendations for consideration by the Committee. The role of the CEO in allocating the AIP pool among the business divisions and Corporate is discussed under “AIP Pool Allocation” on page 31. No member of the management team, including the CEO, has a role in determining his or her own compensation.

Benchmarking

On an annual basis, the Committee reviews and considers a number of factors in establishing a target total compensation opportunity for each NEO including, but not limited to, market data, tenure in position, experience, sustained performance, and internal pay equity. Although the Committee strives to be at the median, it does not target a specific market position and uses comparative market data at the 25th, 50th and 75th percentiles only as reference points in its determination of the type and amount of compensation based on its own evaluation. This section describes the various sources of compensation information the Committee uses to ascertain the competitive market for its executive officers.

Peer Group Development

The Committee reviews peer groups used for compensation benchmarking periodically or upon a significant change in business conditions for the Company or its peers. As part of the 2009 review, Exequity engaged EC Analysis to analyze factors such as company size, industry, competitors, business complexity, and sources and destinations of talent. This analysis was the basis for the peer group used for the 2010, 2011 and 2012 performance years. In 2012, the Committee met with Exequity to reassess the peer group and approved changes for the 2013 performance year to reflect the Company’s go-forward strategy as primarily a P&C company with a legacy annuity book.

2012 Corporate Peer Group

Data in millions - as of 12/31/12(1)

Company Name(2)	Revenues	Assets	Market Cap
ACE	$17,952	$92,545	$27,117
AFLAC Inc	$25,364	$131,094	$24,908
Aetna Inc.	$36,596	$41,495	$15,495
Allstate Corp (The)	$33,078	$126,947	$19,353
American Express Co	$33,808	$153,140	$64,324
CNA Financial Corp	$9,296	$58,522	$7,546
Capital One Financial Corp.	$23,177	$312,918	$33,697
Chubb Corp (The)	$13,557	$52,184	$19,730
Cigna Corp	$29,119	$53,734	$15,284
Genworth Financial Inc.	$9,871	$113,312	$3,694
Lincoln National Corp	$11,407	$218,869	$7,123
Metlife Inc.	$68,150	$836,781	$35,939
PNC Financial Services Group Inc.	$16,606	$305,107	$30,838
Principal Financial Group Inc.	$9,095	$161,927	$8,373
Progressive Corp (The)	$17,070	$22,695	$12,760
Prudential Financial Inc	$84,825	$709,298	$24,638
Travelers Companies Inc (The)	$25,740	$104,938	$27,396
Unum Group	$10,515	$62,236	$5,728
25TH PERCENTILE	$11,945	$59,451	$9,470
MEDIAN	$20,565	$120,130	$19,541
75TH PERCENTILE	$32,088	$204,633	$27,326
THE HARTFORD	$26,412	$298,513	$9,791
PERCENT RANK	65.80%	81.90%	25.40%

(1)

Peer data provided by S&P Capital IQ.

(2)

An additional six non-public companies are included in the Corporate Peer Group as they submit data to relevant compensation surveys utilized in determining appropriate pay levels for Senior Executives: ING Americas, Liberty Mutual, Mass Mutual, Nationwide Financial, New York Life, and State Farm.

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Use of Corporate Peer Group Compensation Data

Aon Hewitt provides the Committee with a statistical summary of compensation data for the companies listed above in the aggregate to consider in its determination of individual NEO pay levels. As noted on the previous page, the Committee does not target a specific market position in pay. The Corporate Peer Group includes both insurance and financial services companies because the functional responsibilities of these executives are not specific to the insurance industry. For NEOs who lead or led a division (Messrs. Elliot and Levenson), this data is supplemented with business-specific peer group data from other leading insurance carriers and financial institutions that offer competing insurance and financial products. As Chief Risk Officer (“CRO”), Mr. Rupp’s compensation was benchmarked against CROs at financial services companies. The supplemental peer groups for Commercial Markets and Wealth Management and the primary peer groups for Risk Management (the “Business Peer Groups”) are listed on Appendix A.(7)

The Committee also reviews general industry survey data published by third parties as a general indicator of relevant market conditions and pay practices (including perquisites). Neither the Committee nor management has any input into companies included in these general industry surveys.

2012 Named Executive Officer Compensation and Performance

The total compensation package (base salary, AIP award and LTI awards) determined by the Committee for 2012 for each NEO employed on December 31, 2012 is set forth below. This table is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes, which begin on page 44.

Active NEOs

Compensation Component	L. McGee	C. Swift	D. Elliot	A. Kreczko	R. Rupp
12/31/12 Base Salary	$1,100,000	$825,000	$750,000	$600,000	$600,000
2012 AIP Award	$2,350,000	$1,650,000	$1,000,000	$900,000	$1,200,000
2012 Annual LTI Award	$7,500,000	$2,200,000	$1,800,000	$900,000	$1,400,000
TOTAL 2012 COMPENSATION(1)	$10,950,000	$4,675,000	$3,550,000	$2,400,000	$3,200,000

(1)

Excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table and a delayed cash sign-on award for Mr. Rupp.

Liam McGee

Mr. McGee has served as Chairman and CEO since he joined the Company on October 1, 2009. For 2012, the independent directors of the Board established Mr. McGee’s target total annual compensation opportunity at $10,350,000 based on market data provided by the Committee’s consultant for CEOs at companies in the Corporate Peer Group. This included a base salary of $1,100,000, an AIP target of $1,750,000 and an LTI award of $7,500,000 of which half the value (50%) was granted in the form of stock options with the balance (50%) in performance shares on February 28, 2012, as described under Annual Long-Term Incentive Awards, on page 32. Mr. McGee’s base salary and AIP target remained unchanged for 2012 and his LTI opportunity was increased from $6,500,000 to $7,500,000 to further align Mr. McGee’s compensation with long-term Company performance and bring him closer to the market median. The increase in LTI resulted in a total increase of 11% in target annual compensation.

For 2012, the independent directors believe the Company had an extraordinary year of transformation and that Mr. McGee demonstrated strong leadership by taking bold actions to reposition the Company for future growth and long-term shareholder value creation, while at the same time improving the underlying fundamentals and risk management of the Company’s core businesses. This resulted in their decision to award Mr. McGee an above target AIP award of 134% of target ($2,350,000) based on the following considerations:

•

Took decisive action to streamline the Company with a focus on core businesses; based on this strategic direction, announced the sales of Retirement Plans, Individual Life and Woodbury Financial Services.

•

Led the execution of the three divestitures in a nine month timeframe, at attractive valuations.

•

Improved pricing and risk management discipline in core businesses while exceeding efficiency targets.

•

Transitioned the annuity business to runoff and initiated actions to accelerate the reduction of risk in that portfolio.

•

Solidified a high-performing and cohesive executive leadership team to take the Company forward.

(7) The Peer Groups differ from the companies included in the S&P Insurance Composite Index, an index of peer insurance companies that is used in the performance graph and tables contained in the Company’s 2012 Form 10-K filing. The S&P Insurance Composite Index is an appropriate benchmark against which to assess Company performance with respect to total returns to shareholders but does not fully reflect the pool of companies with which the Company competes for senior management talent, particularly for Corporate Senior Executives whose functional responsibilities are not specific to the insurance and financial services industries.

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Christopher Swift

Mr. Swift has served as Chief Financial Officer (“CFO”) since joining the Company on March 1, 2010. Based on its review of competitive market data regarding CFO compensation at Corporate Peer Group companies, the Committee established a 2012 target total annual compensation opportunity of $4,125,000 for Mr. Swift. This included a base salary of $825,000, an AIP target of $1,100,000 and an LTI award of $2,200,000 granted in the form of 50% stock options and 50% performance shares on February 28, 2012 as described under Annual Long-Term Incentive Awards on page 32. Mr. Swift’s base salary and AIP target remained unchanged for 2012 and his LTI opportunity was increased from $2,000,000 to $2,200,000, for a total increase of 5% in target annual compensation.

For 2012, the Committee approved an AIP award of 150% of target ($1,650,000) based on the following considerations:

•

Partnered with the Company’s CEO, General Counsel and Board for development, announcement and execution of the three divestitures.

•

Enhanced the Company’s capital position through various capital management actions, including the repurchase of warrants held by Allianz SE as part of the Company’s $500 million equity repurchase program and the related repurchase of high interest Allianz debt.

•

Established the Enterprise Transformation Office to serve as a central hub for planning, decision making and implementation of transformation efforts across the enterprise and accountable for realizing the financial and operational benefits of transformation, including identifying, planning and/or governing the elimination of $266 million in expenses before investment in 2012.

•

As part of a multi-year finance transformation program, delivered a new Enterprise General Ledger on January 1, 2013, a large and impactful systems simplification effort which provides improved transparency, consolidated financial reporting and enhanced analytics.

Douglas Elliot

Mr. Elliot joined the Company as President, Commercial Markets on April 6, 2011. The Committee established a 2012 target total annual compensation opportunity for Mr. Elliot at $3,550,000 based on market data for executives in similar roles at peer companies as described under Benchmarking on page 38. This included a base salary of $750,000, an AIP target of $1,000,000 and an LTI award of $1,800,000 granted in the form of 50% stock options and 50% performance shares on February 28, 2012 as described under Annual Long-Term Incentive Awards on page 32. Mr. Elliot’s base salary and AIP target remained unchanged for 2012 and his LTI opportunity was increased from $1,750,000 to $1,800,000, for a total increase of 1.4% in target annual compensation.

For 2012, the Committee approved an AIP award of 100% of target ($1,000,000) based on the following considerations and the Commercial Markets AIP factor of 90%:

•

Reorganized the go-to-market strategy by overhauling field leadership and focused the business on improved profitability through pricing actions, driving accountability to the front-line sales leaders and re-designing incentive programs.

•

Began diversification of the P&C portfolio with the development of property capabilities to supplement workers compensation and liability.

•

Drove the innovation and introduction of new products and processes, including New Business Vision (Small Commercial) and Disability Flex (Group Benefits).

•

Demonstrated strong leadership in improving profitability of the Group Benefits and Middle Market P&C businesses and successfully recruited several pivotal hires into key leadership roles across Commercial Markets.

Alan Kreczko

Mr. Kreczko has served as Executive Vice President and General Counsel since June 11, 2007. The Committee established a 2012 target total annual compensation opportunity for Mr. Kreczko at $2,100,000 based on market data for executives in similar roles at peer companies as described under Benchmarking on page 38. This included a base salary of $600,000, an AIP target of $600,000 and an LTI award of $900,000 granted in the form of 50% stock options and 50% performance shares on February 28, 2012 as described under Annual Long-Term Incentive Awards on page 32. Mr. Kreczko’s base salary and AIP target each were increased for 2012 from $575,000 to $600,000 and his LTI opportunity for 2012 was increased from $850,000 to $900,000, for a total increase of 5% in target annual compensation.

For 2012, the Committee approved an AIP award of 150% of target ($900,000) based on the following considerations:

•

Partnered with CEO, CFO and Board for development, announcement and execution of the three divestitures.

•

Managed the simultaneous negotiation and execution of three highly complex transactions, ensuring all regulatory and legal requirements were met under an aggressive timeframe.

•

Assumed responsibility for Corporate Communications, driving clarity and consistency of messaging to support business transformation and profitable growth.

•

Provided legal support to business and functional leaders in achievement of key Company priorities, including the refinancing of Allianz debt and SEC approval of an enhanced surrender value variable annuity product.

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Robert Rupp

Mr. Rupp joined the Company as Executive Vice President and Chief Risk Officer (“CRO”) on November 2, 2011. Upon hire and for 2012, the Committee established a target total annual compensation opportunity for Mr. Rupp at $3,200,000 based on market data for CROs at financial services companies as described under Benchmarking on page 38. This included a base salary of $600,000, an AIP target of $1,200,000 and an LTI award of $1,400,000 granted in the form of 50% stock options and 50% performance shares on February 28, 2012 as described under Annual Long-Term Incentive Awards on page 32. As an offset to a forfeited bonus with his prior employer, Mr. Rupp also received a delayed sign-on cash payment of $1,235,000 in March, 2012.

For 2012, the Committee approved an AIP award of 100% of target ($1,200,000) based on the following considerations:

•

In his first full year, quickly demonstrated and leveraged his considerable experience and expertise in the risk management area, challenging the Company to take a more active and decisive role with regard to hedging and trading.

•

Substantially revised the variable annuity macro hedging program to achieve significant annual cost savings.

•

Developed strong partnership between Enterprise Risk Management and HIMCO around markets, portfolio management and sector performance.

•

Led the implementation of economic capital model enhancements, development of operational risk capabilities; and study of tornado and hail storm losses that contributed to changes in pricing and other underwriting actions.

Former Officer

This section addresses one NEO who was no longer employed by the Company on December 31, 2012.

Compensation Component	D. Levenson
2012 Pro rata Base Salary	$500,000
2012 Cash Awards(1)	$2,164,000
2012 Annual LTI Award(2)	$0
TOTAL 2012 COMPENSATION(3)	$2,664,000

(1)

Amounts shown include a pro rata AIP award of $664,000 and a cash retention award of $1,500,000.

(2)

Annual long-term awards were made to eligible employees on February 28, 2012. Mr. Levenson forfeited his award of $1,800,000 as at least one year of the performance period had not elapsed at the time of separation.

(3)

Excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation,” and amounts paid for accrued but unused time off, in the Summary Compensation Table.

David Levenson

Mr. Levenson served as President of Wealth Management from July 1, 2010 until September 28, 2012, at which time his position was eliminated in connection with the sales of the Wealth Management businesses. Mr. Levenson received severance benefits in accordance with the Senior Executive Officer Severance Pay Plan, as described under Treatment of NEOs Whose Employment Terminated in 2012. Mr. Levenson’s 2012 target total compensation opportunity was based on market data as described under Benchmarking on page 38. Based on the Wealth Management AIP factor of 100% and an evaluation of leadership performance, including his instrumental role in the sales processes, Mr. Levenson received a prorated AIP award of $664,000 (100% of prorated target) for time worked in 2012.

Severance and Change of Control Payments

Potential Severance and Change of Control Payments

The Company does not have individual employment agreements. Senior Executives are covered under a common severance pay plan that provides severance in a lump sum equal to 2x the sum of annual base salary plus target bonus, whether severance occurs before or after a change of control (no gross-up is provided for any change of control excise taxes that might apply). As a condition to receiving severance, Senior Executives must agree to restrictive covenants covering such items as non-competition, non-solicitation of business and employees, non-disclosure and non-disparagement.

The Company maintains change of control benefits for Senior Executives to ensure continuity of management and to permit each of these individuals to focus on his or her responsibilities to the Company without undue distraction related to concerns about personal financial security during any period the Company is confronted with a contest for control. These benefits are also designed to ensure that in any such contest, these Senior Executives are not influenced in their actions by events that could occur following a change of control.

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Compensation Policies and Practices

Stock Ownership and Retention Guidelines

Senior Executives are expected to attain certain levels of stock ownership to align their interests with those of shareholders. The Committee has established the following ownership guidelines:

Level	(As a multiple of base salary)
Chief Executive Officer	6x
Other Senior Executives	4x

The Committee reviews ownership levels annually. Senior Executives are generally expected to meet these ownership guidelines within five years of appointment to position. As of March 18, 2013, the CEO meets the guidelines. One NEO, who has never sold Company Common Stock nevertheless does not meet the guidelines as a consequence of changes in the compensation program while the Company was subject to TARP restrictions on equity awards and changes in the price of the Company’s Common Stock. All other active NEOs are progressing towards meeting the guidelines within the five year timeline.

Timing of Equity Grants

Equity grants may be awarded four times per year, on the first day of the quarterly trading window following the filing of the Company’s Form 10-Q or 10-K for the prior period. The Company’s practice is to grant annual equity awards during the first quarterly trading window of the year. This timing ensures that grants are made at a time when the market has the most current public data regarding Company performance and financial condition as is reasonably possible.

Recoupment Policy

The Company has a recoupment policy that provides it the right to recoup any incentive compensation (cash or equity) paid or payable by the Company at any time to the extent such recoupment either (i) is required by applicable law or listing standards, or (ii) is determined by the Company to be necessary or appropriate in light of business circumstances or employee misconduct.

Risk Mitigation in Plan Design

The Company’s executive compensation program includes the following features to guard against excessive risk-taking:

•

Determination of incentive awards based on a review of a variety of performance metrics, thus diversifying the risk associated with any single indicator of performance;

•

Long-term compensation awards and vesting periods that encourage executives to focus on sustained stock price appreciation;

•

A mix of fixed and variable, annual and long-term, and cash and equity compensation designed to encourage strategies and actions that are in the Company’s long-term best interests;

•

Incentive plans are not overly leveraged, cap the maximum payout, and include design features intended to balance pay for performance with an appropriate level of risk-taking;

•

A broad incentive compensation recoupment policy in addition to clawback provisions under the 2010 Incentive Stock Plan;

•

Stock ownership guidelines to align executive and shareholder interests;

•

A policy of making equity grants only during a trading window following the release of the Company’s financial results;

•

The Company’s 2010 Incentive Stock Plan does not allow (i) the granting of stock options with an exercise price less than the fair market value of the Company’s Common Stock on the date of grant, (ii) the re-pricing (reduction in exercise price) of stock options and (iii) the inclusion of reload provisions in any stock option granted; and

•

Review by the Enterprise Risk Management function of new or revised incentive compensation plans.

The Company has concluded that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on a risk review of the Company’s incentive compensation plans, updated annually by the Company’s Enterprise Risk Management function and discussed with the Committee. The Committee conducted its 2012 review at its July meeting. At that meeting, the Enterprise Risk Management function addressed new or materially changed incentive compensation arrangements in the context of the Company’s evolving risk profile. Enterprise Risk Management concluded that new or materially changed plans, and affirmed that the prior plans, do not promote unnecessary risk-taking or encourage the manipulation of reported earnings.

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Hedging and Pledging Company Securities

The Company prohibits its directors, officers and employees from engaging in transactions having the effect of hedging the unvested portion of any equity or equity-linked award. In addition, Senior Executives are prohibited from pledging Company securities or engaging in transactions having the effect of hedging any equity or equity-linked interest in the Company to the extent that following such transaction, the Senior Executive’s un-hedged equity and equity-linked interest in the Company is below the applicable ownership guidelines.

Effect of Tax and Accounting Considerations on Compensation Design

In designing its compensation programs, the Company considers the tax and accounting impact of its decisions. In doing so, the Company strives to strike a balance between designing appropriate and competitive compensation programs for its executives while also maximizing the deductibility of such compensation, avoiding adverse accounting effects and ensuring that any accounting consequences to the Company are appropriately reflected in its financial statements.

Principal among the tax considerations is the potential impact of Section 162(m) of the Internal Revenue Code, which generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to the CEO or any of the next three most highly compensated executive officers (other than the CFO), unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. For this reason, where applicable, the Company’s variable compensation, including 2012 annual incentive awards and performance share payouts, is designed to qualify as exempt performance-based compensation.

Other tax considerations are factored into the design of the Company’s compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Report submitted as of March 27, 2013 by:

Members of the Compensation and Management Development Committee:

Paul G. Kirk, Jr., Chairman

Kathryn Mikells

Thomas A. Renyi

H. Patrick Swygert

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this proxy statement, the Compensation and Management Development Committee consists of Messrs. Kirk (Chairman), Renyi and Swygert and Ms. Mikells, all of whom are independent non-management directors. None of the Compensation and Management Development Committee members has served as an officer or employee of the Company and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company’s Board.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for the fiscal years ended December 31, 2010, 2011 and 2012. The table reflects total compensation paid or earned beginning in the later of the fiscal year ended December 31, 2010 or the year an individual first became an NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Liam McGee Chairman, President and Chief Executive Officer	2012	1,100,000	-	3,750,000	3,750,000	2,350,000	148,287	58,974	11,157,261
	2011	1,100,000	-	3,250,000	3,250,000	-	285,023	53,284	7,938,307
	2010	1,100,000	-	7,266,667	-	1,755,750	96,307	383,136	10,601,860
Christopher Swift(7) Executive Vice President and Chief Financial Officer	2012	825,000		1,100,000	1,100,000	1,650,000	161,984	50,873	4,887,857
	2011	825,000	-	1,000,000	1,000,000	725,000	153,705	41,994	3,745,699
	2010	712,500	-	1,795,416	-	1,086,750	41,105	12,395	3,648,166
Douglas Elliot(7) President, Commercial Markets	2012	750,000	-	900,000	900,000	1,000,000	130,274	26,513	3,706,787
	2011	553,977	417,000	875,000	875,000	700,000	40,745	2,058	3,463,780
Alan Kreczko Executive Vice President and General Counsel	2012	593,750	-	450,000	450,000	900,000	174,470	24,318	2,592,538
	2011	568,750	-	425,000	425,000	480,000	168,011	24,293	2,091,054
	2010	605,000	-	640,000	-	591,750	159,295	23,331	2,129,376
Robert Rupp Executive Vice President and Chief Risk Officer	2012	600,000	1,235,000	700,000	700,000	1,200,000	58,550	21,000	4,514,550
David Levenson(8) Former President, Wealth Management	2012	558,414	1,500,000	900,000	900,000	664,000	-	3,169,856	7,692,270
	2011	650,000	-	850,000	850,000	700,000	700,517	127,688	3,878,205
	2010	658,333	750,000	1,331,000	-	1,269,000	320,498	178,944	4,507,775

(1)

The amounts shown in this column in 2012 for Mr. Rupp and in 2011 for Mr. Elliot represent cash sign-on awards. The amount shown in 2010 for Mr. Levenson is a cash retention payment made following an 18-month restriction period that ended in June 2010. The amount shown in 2012 for Mr. Levenson reflects a cash retention payment of $500,000 made as of June 30, 2012 and a second cash retention payment of $1,000,000 made as of September 30, 2012.

(2)

The amounts in this column reflect the full aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for the fiscal years ended: (a) December 31, 2010 and 2011 for RSUs; (b) December 31, 2010 for TARP Restricted Units and TARP Deferred Units; and (c) December 31, 2012 for performance shares. Detail on 2012 grants is provided in the Grants of Plan Based Awards Table on page 46. Information on TARP Restricted Units and TARP Deferred Units is provided under the heading Overview of TARP-Compliant Compensation Components, beginning on page 37 of the Company’s proxy statement filed with the SEC on April 8, 2010. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal years ended December 31, 2010 and 2011, and in footnote 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s 2010, 2011 and 2012 Annual Reports on Form 10-K, respectively. Amounts in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. Performance share award amounts included in this column were valued based on the probable outcomes of performance conditions to which such awards are subject, determined at the time of grant (presumed to be the target level of performance). Amounts payable under these awards will be based on the actual results as compared to pre-established performance conditions and can range from 0-200% of the target awards. Performance share award amounts assuming the highest possible outcomes of performance conditions to which such awards are subject, determined at the time of grant (200% of the target award), would be $7,500,000 for Mr. McGee, $2,200,000 for Mr. Swift, $1,800,000 for Mr. Elliot, $900,000 for Mr. Kreczko, $1,400,000 for Mr. Rupp and $1,800,000 for Mr. Levenson. Performance shares were not granted in 2010 or 2011.

(3)

The amounts shown in this column for 2011 and 2012 reflect the full aggregate grant date fair value for fiscal years ended December 31, 2011 and 2012 calculated in accordance with FASB ASC Topic 718. There were no stock option grants made by the Company in 2010. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 and footnote 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s 2011 and 2012 Annual Reports on Form 10-K, respectively. Amounts in this column are not reduced for estimated forfeitures during the applicable vesting periods. Mr. Levenson’s employment with the Company terminated on September 28, 2012. A description of the treatment of his outstanding stock options is included in the Treatment of NEO Whose Employment Terminated in 2012 discussion on page 56.

(4)

The amounts shown in this column reflect annual cash incentive awards paid for the respective years. The amount shown for Mr. Levenson in 2010 also includes a payment of $333,750 from a grant of 2006 HIMCO performance units which paid out at 89% of target for the five-year performance period ended December 31, 2010. The amount shown for Mr. McGee in 2011 reflects his request that no year-end bonus be paid to him. The independent directors determined that Mr. McGee would have otherwise received an incentive award, but they honored his request and awarded no cash bonus for 2011.

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(5)

The amounts in this column reflect the actuarial increase in the present value of the accumulated benefits of the NEOs under all pension plans established by the Company. The amounts were calculated using discount rate, mortality and form of payment assumptions consistent with those used in the Company’s GAAP financial statements. The annual change in the present value of Mr. Levenson’s accumulated benefits as of December 31, 2012 was a net decrease of $536,805 from the present value reported as of December 31, 2011; therefore the amount reported for 2012 is zero. This decrease is attributable to Mr. Levenson’s employment terminating prior to his eligibility for early retirement benefits. Actuarial assumptions for 2012 are described in further detail in the discussion following the Pension Benefits Table on page 48.

(6)

The amounts shown in this column are described in the Summary Compensation Table—All Other Compensation below. The amount reported for Mr. Levenson in 2010 includes $49,954 paid in 2011 and $88,191 paid in 2012 under the Company’s tax equalization policy to compensate him for incremental taxes on compensation earned in 2010 related to an international assignment. The amount reported in 2011 includes $77,921 paid in 2012 under the Company’s tax equalization policy to compensate him for incremental taxes on compensation earned in 2011 related to an international assignment. Tax equalization payments in respect of 2012 compensation will be paid during the fiscal year 2013 and are not currently calculable.

(7)

For Mr. Swift, compensation for the 2010 performance year is in respect of services provided from March 1, 2010, his start date with the Company, until December 31, 2010. Similarly, for Mr. Elliot, compensation for the 2011 performance year is in respect of services provided from April 6, 2011, his start date with the Company, until December 31, 2011.

(8)

Mr. Levenson’s employment with the Company terminated on September 28, 2012 and, as a result, he forfeited his 2012 performance share and 2012 stock option awards. A description of the treatment of Mr. Levenson’s outstanding equity awards is included in the Treatment of NEO Whose Employment Terminated in 2012 discussion on page 56. The amount in the “Salary” column includes $58,414 paid for accrued and unused paid time off through September 28, 2012.

Summary Compensation Table—All Other Compensation

The following table provides the amounts presented in the “All Other Compensation” column in the Summary Compensation Table on page 44 for the Company’s NEOs.

Name	Year	Perquisites ($)		Amount Paid or Accrued pursuant to a plan or arrangement in connection with any termination of employment or CIC ($)		Contributions or other allocations to defined contribution plans ($)(1)	Total ($)
Liam McGee	2012	20,724	(2)			38,250	58,974
Christopher Swift	2012	21,873	(3)			29,000	50,873
Douglas Elliot	2012	3,700				22,813	26,513
Alan Krezcko	2012	3,380				20,937	24,318
Robert Rupp	2012	3,000				18,000	21,000
David Levenson	2012	28,791	(4)	3,122,992	(5)	18,073	3,169,856

(1)

The amounts shown in this column represent Company contributions under the Company’s tax-qualified 401(k) plan (The Hartford Investment and Savings Plan) and The Hartford Excess Savings Plan, a non-qualified plan established as a “mirror” to the qualified plan to facilitate deferral of amounts that cannot be deferred under the 401(k) plan due to Internal Revenue Code limits. Additional information can be found in the footnotes to the Non-Qualified Deferred Compensation Table on page 50.

(2)

Perquisite amounts for Mr. McGee consisted of financial and tax planning services paid for by the Company, commuting costs, expenses associated with the attendance of Mr. McGee’s spouse at a business function, and use of corporate aircraft for medical treatment.

(3)

Perquisite amounts for Mr. Swift consisted of financial and tax planning services paid for by the Company and commuting costs.

(4)

Perquisite amounts for Mr. Levenson consisted of tax planning services paid for by the Company, tax services related to his prior foreign assignment, expenses associated with the attendance of Mr. Levenson’s spouse at business functions, and $192 payable under the Company’s tax equalization policy to compensate him for incremental taxes on compensation earned in 2012 related to his prior foreign assignment. Other amounts payable under the Company’s tax equalization policy to compensate Mr. Levenson for incremental taxes on compensation earned in 2012 related to his international assignment will be made during the fiscal year 2013 and are not currently calculable.

(5)

The amount shown reflects the sum of the following amounts paid to Mr. Levenson in connection with his involuntary termination of employment on September 28, 2012: (a) a severance payment equal to two times the sum of his base salary and target AIP award in the aggregate amount of $3,120,000; plus (b) an amount equal to the value of the difference between Mr. Levenson’s health benefit premium rate had he been an active employee and the COBRA premium rate for a three month period of $2,992.

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Grants of Plan Based Awards Table

The following table discloses the actual numbers of performance shares and stock options and the grant date fair value of these awards to the Company’s NEOs in 2012 pursuant to The Hartford 2010 Incentive Stock Plan. The table also discloses potential payouts under the Company’s AIP and performance share awards. Actual AIP payouts are reported in the Summary Compensation Table on page 44 under the heading “Non-Equity Incentive Plan Compensation.” The numbers have been rounded to the nearest whole dollar, share or unit.

Name	Plan	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Liam McGee	2012 AIP		-	1,750,000	3,500,000
	Performance Shares	2/28/2012				-	181,774	363,548			3,750,000
	Stock Options	2/28/2012							506,073	20.63	3,750,000
Christopher Swift	2012 AIP		-	1,100,000	2,200,000
	Performance Shares	2/28/2012				-	53,320	106,640			1,100,000
	Stock Options	2/28/2012							148,448	20.63	1,100,000
Douglas Elliot	2012 AIP		-	1,000,000	2,000,000
	Performance Shares	2/28/2012				-	43,626	87,252			900,000
	Stock Options	2/28/2012							121,457	20.63	900,000
Alan Kreczko	2012 AIP		-	600,000	1,200,000
	Performance Shares	2/28/2012				-	21,813	43,626			450,000
	Stock Options	2/28/2012							60,729	20.63	450,000
Robert Rupp	2012 AIP		-	1,200,000	2,400,000
	Performance Shares	2/28/2012				-	33,931	67,862			700,000
	Stock Options	2/28/2012							94,467	20.63	700,000
David Levenson(5)	2012 AIP		-	885,000	1,770,000
	Performance Shares	2/28/2012				-	43,626	87,252			900,000
	Stock Options	2/28/2012							121,457	20.63	900,000

(1)

The amounts shown in these columns represent target and maximum awards payable to the NEOs under the Company’s AIP. The amounts shown under the “Threshold” column represent the minimum payout level, or zero, if certain threshold levels of performance are not met. The amounts shown under the “Maximum” column are 200% of target and represent, in the Committee’s practice, the maximum amount payable. However, to reward extraordinary performance the Committee may, in its sole discretion, authorize individual AIP awards of up to the lesser of 300% of the target annual incentive payment level and the Internal Revenue Code section 162(m) limit.

(2)

The amounts in this column represent the number of performance shares granted to the NEOs in 2012. Performance shares vest as of December 31, 2014, the end of the three year performance period for the award, based on the Company’s TSR performance relative to a peer group established by the Committee, as described on page 32. The amounts shown under the “Threshold” column represent the minimum payout level or zero, if certain thresholds are not met. The amounts shown under the “Maximum” column are 200% of target and represent the maximum amount payable. Dividend equivalents are not credited on these awards.

(3)

The amounts in this column represent the number of options granted in 2012 to purchase shares of Common Stock. Each option award vests 1/3 per year on each anniversary of the grant date and each option has an exercise price equal to the fair market value of one share of Common Stock on the date of grant. The value of each stock option award was determined by using a binomial lattice option pricing model; the value was not reduced to reflect estimated forfeitures during the vesting period. The value established for each stock option was $7.41.

(4)

The grant date value of each performance share award was equal to the closing stock price on the date of grant for the target payout. The NYSE closing price per share of the Company’s Common Stock was $20.63 on February 28, 2012, the date of the grant to all NEOs.

(5)

Mr. Levenson’s employment with the Company terminated on September 28, 2012 and, as a result, he forfeited his 2012 performance share and 2012 stock option awards. A description of the treatment of Mr. Levenson’s other equity based awards is included in the Treatment of NEO Whose Employment Terminated in 2012 discussion on page 56.

The numbers shown for Mr. Levenson under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent the target and maximum AIP awards that would have been payable to Mr. Levenson based on a full-year AIP award target of $885,000. As a result of his September 28, 2012 termination, Mr. Levenson received a prorated AIP award of $664,000 as disclosed in the Summary Compensation Table on page 44.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table shows outstanding stock option awards classified as exercisable and unexercisable and the number and value of any unvested or unearned equity awards outstanding as of December 31, 2012 for the Company’s NEOs. The value of any unvested or unearned equity awards outstanding as of December 31, 2012 is calculated using a market value of $22.44, the NYSE closing price per share of the Company’s Common Stock on December 31, 2012.

Name	Option Awards(1)					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Liam McGee	3/1/2011	100,681	201,364	28.91	3/1/2021	2/25/2010	115,831	2,599,242
	2/28/2012		506,073	20.63	2/28/2022	8/6/2010	92,404	2,073,548
						3/1/2011	116,457	2,613,289
						2/28/2012			181,774	4,079,009
Christopher Swift	3/1/2011	30,979	61,958	28.91	3/1/2021	5/3/2010	37,440	840,154
	2/28/2012		148,448	20.63	2/28/2022	8/6/2010	23,101	518,387
						3/1/2011	35,833	804,089
						2/28/2012			53,320	1,196,501
Doug Elliot	5/4/2011	27,106	54,214	28.05	5/4/2021	5/4/2011	32,199	722,545
	2/28/2012		121,457	20.63	2/28/2022	2/28/2012			43,626	978,967
Alan Kreczko	2/18/2004	3,414		65.99	2/20/2014	2/25/2010	23,810	534,289
	2/15/2006	2,938		83.00	2/15/2016	3/1/2011	15,229	341,738
	2/27/2007	2,884		93.69	2/27/2017	2/28/2012			21,813	489,484
	7/30/2007		2,477	92.69	7/30/2017
	2/26/2008		8,577	74.88	2/26/2018
	2/25/2009	37,180		7.04	2/25/2019
	3/1/2011	13,166	26,332	28.91	3/1/2021
	2/28/2012		60,729	20.63	2/28/2022
Robert Rupp	11/4/2011	34,076	68,154	17.83	11/4/2021	11/4/2011	28,647	642,843
	2/28/2012		94,467	20.63	2/28/2022	2/28/2012			33,931	761,412
David Levenson(5)	2/28/2004	2,466		65.99	1/28/2013
	3/1/2011	41,473		28.91	1/28/2013

(1)

Stock options granted to the NEOs vest and become exercisable 1/3 per year on each anniversary of the grant date, except for stock options granted on July 30, 2007, February 26, 2008, and February 25, 2009, which were eligible to vest and became exercisable upon the later of: (i) the date upon which the closing price of each share of the underlying stock on the NYSE is equal to or exceeds 125% of the option exercise price for a period of at least 20 consecutive trading days, and (ii) three years from the grant date. The price-vesting hurdle for the options granted on February 25, 2009 was achieved on April 22, 2009. The price-vesting hurdles for the options granted on July 30, 2007 and February 26, 2008 have not been met. Stock options granted to the NEOs prior to May 28, 2005 expire 10 years and two days from the grant date. Stock options granted to the NEOs after May 28, 2005 expire on the tenth anniversary of the grant date. For Mr. Kreczko, the number of options granted on February 25, 2009 has been reduced by the number of options forfeited pursuant to TARP restrictions.

(2)

The amounts shown in this column represent unvested awards of RSUs and TARP Restricted Units. If applicable, the awards shown are reduced by the portion forfeited pursuant to TARP restrictions. Amounts include accumulated dividends through December 31, 2012. All RSU and TARP Restricted Unit awards to NEOs vest on the third anniversary of the grant date.

(3)

The amounts shown in this column represent the market value of the awards calculated using $22.44, the closing stock price of the Company’s Common Stock on the NYSE on December 31, 2012.

(4)

The amounts shown in this column represent unvested awards of performance shares. The number of performance shares is based on the number granted (the target amount). Performance shares vest as of December 31, 2014, the end of the three year performance period, based on the Company’s TSR performance relative to a peer group established by the Committee, as described on page 32. Dividends are not credited on performance shares.

(5)

Mr. Levenson’s employment with the Company terminated on September 28, 2012. Information on the treatment of his outstanding awards is included in the Treatment of NEO Whose Employment Terminated in 2012 discussion on page 56.

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Option Exercises and Stock Vested Table

The following table sets forth certain information regarding option awards exercised and stock awards vested during 2012 for the Company’s NEOs. The numbers have been rounded to the nearest whole dollar, share or unit.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Liam McGee	-	-	-	-
Christopher Swift	-	-	-	-
Douglas Elliot	-	-	-	-
Alan Kreczko	-	-	18,236	373,472
Robert Rupp	-	-	-	-
David Levenson	9,135	123,778	84,133	1,649,676

(1)

The amount shown in this column reflects the value realized upon the exercise of vested stock options. The value realized is the difference between the fair market value of Common Stock on the date of exercise and the exercise price of the option.

(2)

The numbers in this column represent vesting of RSUs granted in 2009 and settled in cash for Mr. Kreczko and Mr. Levenson. In addition, for Mr. Levenson, the number in this column includes the pro rata vesting of the remaining tranche of a restricted stock award granted in 2007 (1/3 of which vested earlier in 2010); and pro rata vesting of 2009 and 2010 TARP Restricted Units, August 6, 2010 RSUs, and 2011 RSUs, pursuant to the terms of the respective plans that provide for pro rata vesting treatment of equity awards outstanding at least one year held by employees of the Company who are involuntarily terminated, to the extent not prohibited by TARP. The awards that have not distributed in 2012 are included in the Deferred Distributions of Vested Equity table and will be distributed following the third anniversary of the grant date at the same time the respective awards are payable to other Senior Executives. See Treatment of NEO Whose Employment Terminated in 2012 on page 56 for more information.

(3)

The amounts shown in this column reflect the value of stock awards that vested based on the NYSE closing price per share of the Company’s Common Stock on the date of vesting.

Pension Benefits Table

The table below shows the number of years of service credited, and the actuarial present value of the accumulated pension benefit, as of December 31, 2012 for each of the NEOs under the Company’s retirement plans. Federal tax law limits the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. Therefore, the Company has both a tax-qualified retirement plan (The Hartford Retirement Plan for U.S. Employees, or the “Retirement Plan”) and a non-qualified retirement plan (The Hartford Excess Pension Plan II, or the “Excess Pension Plan”) for payment of those benefits that cannot be paid from the tax-qualified plan (together, the “Plans”). The practical effect of the Excess Pension Plan is to calculate benefits for all similarly situated employees on a uniform basis without regard to federal tax law limitations.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Liam McGee	Retirement Plan	3.25	90,669	none
	Excess Pension Plan	3.25	458,745	none
Christopher Swift	Retirement Plan	2.83	54,376	none
	Excess Pension Plan	2.83	302,420	none
Douglas Elliot	Retirement Plan	1.74	37,878	none
	Excess Pension Plan	1.74	133,142	none
Alan Kreczko	Retirement Plan	9.33	217,720	none
	Excess Pension Plan	9.33	693,977	none
Robert Rupp	Retirement Plan	1.16	29,021	none
	Excess Pension Plan	1.16	35,827	none
David Levenson	Retirement Plan	17.08	324,832	66,671
	Excess Pension Plan	17.08	1,407,884	7,014

Retirement benefits are accrued under a cash balance formula for employees hired on or after January 1, 2001 and before January 1, 2013 (including Messrs. McGee, Swift, Rupp, Elliot, and Kreczko). Employees hired prior to January 1, 2001 (including Mr. Levenson) accrued benefits under a final average pay formula through December 31, 2008 and began to accrue benefits under the cash balance formula beginning January 1, 2009.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   48

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Cash Balance Formula

Under the cash balance formula, age-related credits are made each year to a book entry account established for the benefit of the employee as follows:

Age of Participant	Credit as % of base pay and bonus up to S.S. Taxable Wage Base*	Credit as % of base pay and bonus above S.S. Taxable Wage Base*
45-49	5.50%	8.250%
50-54	6.25%	9.375%
55-59	7.00%	10.500%
60+	7.75%	11.625%
* Social Security Taxable Wage Base was $110,100 in 2012.

An interest credit on previously accrued amounts is determined each year to be equal to the greater of 3.3% and the 10-year Treasury rate determined before the start of the year. Vested account balances under the cash balance formula may be received in the form of a single lump sum payment upon termination of employment or the participant may elect to receive an actuarially-equivalent form of life annuity. An employee is vested upon completion of three years of service. The NEOs, with the exception of Messrs. Swift, Rupp and Elliot, were vested in their accumulated benefits under the Plans as of December 31, 2012.

2013 Pension Changes

Effective December 31, 2012, the cash balance formula under the Retirement Plan and the Excess Pension Plan was frozen for all Plan participants, including the NEOs. As a result, employees no longer accrue further benefits under the cash balance formula, except that existing account balances continue to accrue interest. Employees also continue to earn service credit under the cash balance formula towards vesting in their benefits.

In addition, effective January 1, 2013, benefits under the 401(k) Plan and Excess Savings Plan have been enhanced for all employees, including the NEOs. See the Excess Savings Plan discussion on page 50 for more information.

Final Average Pay Formula

For employees hired prior to January 1, 2001, which included Mr. Levenson, the formula used to determine retirement benefits for service prior to January 1, 2009 is based on a percentage of the employee’s final average pay as of December 31, 2008 multiplied by the number of the employee’s years of credited service as of December 31, 2008. This final average pay formula provides an annual pension, payable in the form of an annuity commencing as of normal retirement age (age 65) for the participant’s lifetime, equal to 2% of the employee’s average final pay for each of the first 30 years of credited service, reduced by 1.67% of the employee’s primary Social Security benefit for each of the first 30 years of credited service. An employee’s average final pay is calculated as the sum of (i) average annual base salary for the 60 calendar months of the last 120 calendar months of service prior to 2009 affording the highest average, plus (ii) average annual bonus payments in the five calendar years of the employee’s last ten calendar years of service prior to 2009 affording the highest average. The final average pay formula provides for early retirement pensions for employees who have met all of the following requirements: attained age 50, completed at least 10 years of service, and the sum of their age and service totals 70 or more. Participants may elect to receive their final average pay formula benefits as an annuity for their life only, or in a reduced actuarially-equivalent amount in order to also provide for payments to a contingent annuitant, if surviving the participant, for the balance of the contingent annuitant’s lifetime. Mr. Levenson was not eligible to retire early under the Plans as of his termination date. Mr. Levenson’s final average pay benefit under the Retirement Plan is assumed to commence at age 65, which is the earliest he is eligible for an unreduced benefit from the Plan. It is assumed that Mr. Levenson’s final average pay benefit under the Excess Pension Plan will commence on August 1, 2016, based on his election, which is the earliest date at which his benefit could commence.

None of the active NEOs participate in the Final Average Pay Formula of the Retirement Plan or the Excess Pension Plan.

Present Value Assumptions under the Plans

The present value of accumulated benefits under each Plan shown in the Pension Benefits Table on page 48 is calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, and assuming that benefits commence (i) for Mr. Levenson, as of his earliest possible unreduced retirement age (age 65) under the Retirement Plan’s final average pay formula and on August 1, 2016, based on his election, under the Excess Pension Plan final average pay formula, and (ii) at age 65 for each executive under the Plans’ cash balance formula except for Mr. Levenson, where it was assumed his cash balance benefits would commence as set forth below. The assumptions are a discount rate of 4.00%, the RP-2000 Mortality Table with projections specified by Internal Revenue Service regulations, and a life annuity form of payment, except for the benefits accrued under the Plans’ cash balance formula, where a lump sum form of payment is assumed. In accordance with the assumptions used for GAAP financial reporting, the cash balance amounts included in the Pension Benefits Table for Messrs. McGee, Swift, Elliot, Kreczko and Rupp are projected to age 65 using an assumed interest crediting rate of 3.3% (the actual rate in effect for 2012), and the present value as of December 31, 2012 is determined using a discount rate of 4.00%; therefore, the amounts shown in the table are lower than the actual December 31, 2012 cash balance accounts for these participants. The actual cash balance accounts under the Retirement Plan and the Excess Pension Plan, respectively, as of December 31, 2012 for Mr. McGee are $94,898 and $480,141; for Mr. Swift are $59,433 and $330,543; for Mr. Elliot are $41,191 and $144,788; for Mr. Kreczko are $222,802 and $710,177; and for Mr. Rupp are $30,034 and $37,078. Mr. Levenson’s cash balance account under the Retirement Plan of $66,671 was distributed to him on December 7, 2012. The balance of Mr. Levenson’s cash balance account under the Excess Pension Plan as of December 31, 2012 was $280,677, reduced by a payment of $7,014 on December 21, 2012 to cover taxes due in 2012 on his cash balance account under the Excess Pension Plan. Mr. Levenson’s cash balance account under the Excess Pension Plan will be paid to him on or about April 1, 2013.

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Impact Upon a Change of Control

In the event of a Change of Control, all participants in the Excess Pension Plan automatically receive, in a single lump sum, the present value of the benefit accrued as of the date of the Change of Control, provided that the Change of Control also constitutes a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code. In such event, the provisions of the Excess Pension Plan regarding the calculation of the lump sum payments due under that Plan’s final average pay formula provide for different assumptions to be used, including lower discount rates, than have historically been assumed by the Company for GAAP financial reporting purposes. In the event of a Change of Control, the hypothetical lump sum payout from the Excess Pension Plan to Mr. Levenson would thus be greater than the accumulated benefit present value set forth in the Pension Benefits Table on page 48 by $671,947. In such event, Mr. Levenson and each other NEO would also receive a lump sum equal to the value of his cash balance formula account under the Excess Pension Plan.

Non-Qualified Deferred Compensation Table

Deferred Compensation Plan

For 2012, each NEO, as well as other executives, could elect to defer receipt of up to 90% of their AIP award otherwise payable in cash into The Hartford Deferred Compensation Plan. In 2012, none of the NEOs maintained a balance in this plan. Effective December 1, 2012, no further elections to defer amounts are permitted.

Bonus Swap Plan

Prior to 2006, NEOs, as well as other employees, could elect to defer receipt of a portion of an AIP award under The Hartford Deferred Restricted Stock Unit Plan (the “Bonus Swap Plan”). In the case of such a deferral, the executive was credited under the Bonus Swap Plan with a notional Company Common Stock account equal to the amount deferred. The executive was also credited with an additional amount equal to 10% of the bonus that had been deferred, which would vest and be payable if the executive remained in the employment of the Company for three years.

Excess Savings Plan

NEOs, as well as other employees, may contribute to the Company’s Excess Savings Plan, a non-qualified plan established as a “mirror” to the Company’s tax-qualified 401(k) Plan (The Hartford Investment and Savings Plan). The Excess Savings Plan is intended to facilitate deferral of amounts that cannot be deferred under the 401(k) Plan for employees whose compensation exceeds the 401(k) Plan Internal Revenue Code limit. In 2012, when an eligible employee’s contributions to the 401(k) Plan reached an Internal Revenue Code limit, contributions in excess of that limit were made to the Excess Savings Plan. Eligible employees could contribute up to 6% of base salary, in excess of what could be contributed to the 401(k) Plan, to the Excess Savings Plan. The Company made a matching contribution in an amount equal to 50% of the employee’s contribution, up to a Company matching contribution of 3% of the employee’s base salary. The Company also made a non-matching contribution equal to one-half of one percent (.005) of base salary above the Internal Revenue Code limit for each participant in the Excess Savings Plan. Company contributions to the Excess Savings Plan are fully vested. Excess Savings Plan balances are payable in a lump sum following termination of employment.

The notional investment options available under the Excess Savings Plan correspond to the investment options available to participants in the 401(k) Plan. The table below shows the notional investment options available under the Excess Savings during 2012 and their annual rates of return for the calendar year ended December 31, 2012, as reported by the administrator of the Excess Savings Plan. The Company may change the notional investment options available from time to time.

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EXCESS SAVINGS PLAN NOTIONAL INVESTMENT OPTIONS

Name of Fund	Rate of Return (as of December 31, 2012)	Name of Fund	Rate of Return (as of December 31, 2012)
The Hartford Financial Services Group, Inc. Stock Fund	40.93%	Vanguard Target Retirement 2040 Fund	15.69%
Hartford Capital Appreciation HLS Fund	18.34%	Vanguard Target Retirement 2045 Fund	15.74%
Hartford Dividend and Growth HLS Fund	13.59%	Vanguard Target Retirement 2050 Fund	15.76%
Hartford Index Fund	16.10%	Vanguard Target Retirement 2055 Fund	15.69%
Hartford MidCap HLS Fund	19.44%	Vanguard Target Retirement 2060 Fund(3)	5.30%
Hartford Small Company HLS Fund	15.64%	Vanguard Target Retirement Income Fund	8.32%
Hartford Global Growth HLS Fund(1)	15.58%	Hartford High Yield HLS Fund(4)	4.54%
Hartford International Opportunities HLS Fund	20.20%	Hartford ISP High Yield Bond Fund(5)	8.32%
Vanguard Target Retirement 2005 Fund(2)	2.59%	Hartford Stable Value Fund	3.14%
Vanguard Target Retirement 2010 Fund	10.16%	Hartford Total Return Bond HLS Fund	7.54%
Vanguard Target Retirement 2015 Fund	11.47%	Hartford Money Market HLS Fund	0%
Vanguard Target Retirement 2020 Fund	12.46%	RS Partners Y Fund	19.70%
Vanguard Target Retirement 2025 Fund	13.42%	Columbus Circle Large Cap Growth Fund	18.53%
Vanguard Target Retirement 2030 Fund	14.40%	SSGA Real Asset Fund	7.59%
Vanguard Target Retirement 2035 Fund	15.33%

(1)

The rate of return shown is as of August 31, 2012, after which the fund was no longer available under the Excess Savings Plan.

(2)

The rate of return shown is as of January 31, 2012, after which the 2005 fund merged into the Vanguard Target Retirement Income Fund.

(3)

The rate of return shown is for a period of less than 12 months, from the fund’s inception date of January 19, 2012.

(4)

The rate of return shown is as of May 31, 2012, after which the fund was no longer available under the Excess Savings Plan.

(5)

The rate of return shown is for a period of less than 12 months, from the fund’s inception date of June 1, 2012.

2013 Company Savings Plans Changes

Effective January 1, 2013, benefits under the 401(k) Plan and Excess Savings Plan (together the “Company Savings Plans”) have been enhanced for all employees, including the NEOs. As revised, the Company Savings Plans provide for (i) a Company contribution equal to 2% of an employee’s pay, irrespective of whether employees elect to contribute, (ii) a 100% Company matching contribution of employee contributions of up to 6% of pay, and (iii) deferrals into the Excess Savings Plan when the Internal Revenue Code limit on compensation ($255,000 in 2013) has been reached (prior to 2013, deferrals began at the earlier of when the Internal Revenue Code limit on 401(k) deferrals or the Internal Revenue Code limit on compensation was reached). Effective January 1, 2013, pay recognized by the Company Savings Plans includes base pay, annual bonuses, overtime, shift differentials, commissions and sales incentive payments, and is limited to a total of $1 million annually.

NON-QUALIFIED DEFERRED COMPENSATION - EXCESS SAVINGS PLAN AND BONUS SWAP PLAN

The table below shows the aggregate amount of NEO and Company contributions to the above plans for 2012, the aggregate earnings credited under these plans during 2012, distributions from these plans in 2012, and the total balance of each NEO’s account under these plans as of December 31, 2012.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Liam McGee	Excess Savings Plan	51,750	30,229	10,356	-	262,608
Christopher Swift	Excess Savings Plan	35,063	20,453	3,609	-	115,959
Douglas Elliot	Excess Savings Plan	25,000	14,063	364	-	39,426
Alan Kreczko	Excess Savings Plan Bonus Swap Plan	21,062 -	12,406 -	21,733 2,855	- -	210,027 9,803
Robert Rupp	Excess Savings Plan	21,000	15,750	569	-	37,319
David Levenson	Excess Savings Plan	21,125	12,385	83,660	-	576,841

(1)

The amounts shown in this column reflect executive contributions into the Excess Savings Plan during 2012. These amounts are included in the “Salary” column of the Summary Compensation Table for 2012.

(2)

The amounts shown in this column reflect the Company’s contributions into the Excess Savings Plan in respect of each NEO’s service in 2012. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2012.

(3)

The amounts shown in this column represent earnings (or losses) on notional investment funds corresponding to those funds available under the 401(k) Plan, and dividends accrued and changes in market value of the Company’s Common Stock under the Bonus Swap Plan for Mr. Kreczko. No portion of these amounts is included in the Summary Compensation Table for 2012 as the Company does not provide above-market rates of return.

(4)

The amounts shown represent the cumulative amount that has been credited to each NEO’s account under the applicable plan as of December 31, 2012. The amounts reflect the sum of contributions made by each NEO or the Company over the NEO’s entire period of service with the Company, as well as the earnings credited on such amounts during such period under the terms of the applicable plan. The reported balances are not amounts provided to the NEOs for 2012 service. Amounts reported in this column were reported in prior year Summary Compensation Tables to the extent they represented executive or Company contributions under the plans, but not to the extent they represented earnings on those contributions.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   51

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Deferred Distribution of Vested Equity

The table below shows the value as of December 31, 2012 of vested equity compensation that has not been distributed.

Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Liam McGee	TARP Deferred Units	-	-	341,574	658,349	758,303
Christopher Swift	TARP Deferred Units	-	-	30,088	62,023	76,446
Douglas Elliot		-	-	-	-	-
Alan Kreczko	TARP Deferred Units	-	-	10,312	19,660	22,377
Robert Rupp		-	-	-	-	-
David Levenson	TARP Deferred Units	-	-	15,159	52,224	16,729
	RSUs/TARP Restricted Units		1,129,662	181,965	-	1,311,628

(1)

The amount shown represents TARP Restricted Units granted on February 25, 2010 and RSUs granted on August 6, 2010 and March 1, 2011 which pro rata vested as of Mr. Levenson’s termination date (September 28, 2012) based on the NYSE closing price per share of the Company’s Common Stock on September 28, 2012 of $19.44, pursuant to the terms of the respective plans that provide for pro rata vesting treatment of equity awards outstanding at least one year held by employees of the Company who are involuntarily terminated, to the extent not prohibited by TARP. Such amounts are payable to Mr. Levenson at the same time the respective awards are payable to other Senior Executives.

(2)

The amounts shown represent dividends credited in 2012 plus changes in market value on vested awards. These amounts are not included in the Summary Compensation Table for 2012.

(3)

The amounts shown represent the distribution of one-third of TARP Deferred Units granted on February 25, 2010 to Mr. McGee and a full distribution of the TARP Deferred Units granted on February 25, 2010 to Mr. Levenson; distribution of one-third of TARP Deferred Units granted on May 3, 2010 to Messrs. McGee, Swift, Kreczko and Levenson; and distribution of one-third of TARP Deferred Units granted on August 6, 2010 to Messrs. McGee, Swift and Levenson.

(4)

The amounts shown are the cumulative year-end value of vested awards granted to the NEOs, based on the NYSE closing price per share of the Company’s Common Stock on December 31, 2012 of $22.44. The full grant date fair value of these awards is included in the “Stock Awards” column of the Summary Compensation Table for the year in which granted, but not the dividends accrued and earnings due to changes in market value of the Company’s Common Stock, to the extent applicable.

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Potential Payments Upon Termination or Change of Control

The following section provides information concerning the value of potential payments and benefits as of December 31, 2012 that would be payable to NEOs following termination of employment under various circumstances or in the event of a Change of Control (as defined below). Benefit eligibility and values as of December 31, 2012 vary based on the reason for termination.

The NEOs participate in The Hartford Senior Executive Officer Severance Pay Plan (the “Senior Executive Plan”), providing for specified payments and benefits to participants upon termination of employment as a result of severance eligible events. The Senior Executive Plan applies to Senior Executives, including NEOs, that the Executive Vice President, Human Resources (the “Plan Administrator”) approves for participation. As a condition to participate in the Senior Executive Plan, executives must agree to such non-competition, non-solicitation, non-disparagement and other restrictive covenants as are required by the Plan Administrator. The NEOs have agreed that, while employed and for a one-year period following a voluntary termination of employment (any termination, in the case of Messrs. Elliot, Kreczko, Rupp and Levenson), they are subject to a non-competition provision in favor of the Company, and that while employed and for a one-year period following any termination of employment they are subject to non-solicitation provisions in favor of the Company. The NEOs are also subject to confidentiality provisions that continue after termination of employment; Messrs. Elliot, Kreczko, Rupp and Levenson are also subject to non-disparagement provisions that continue after termination of employment.

A participant in the Senior Executive Plan who is involuntarily terminated, other than for Cause, would receive severance pay in an amount equal to two times the sum of the executive’s annual base salary plus the target AIP award, both determined as of the termination date. The severance pay would be payable in a lump sum within 60 days of termination. In addition, a participant would be eligible to receive a pro rata AIP award, in a discretionary amount, under the Company’s annual incentive plan for the year in which the termination occurs, payable no later than the March 15 following the calendar year of termination. The participating executive will also vest pro rata in any outstanding unvested LTI awards, provided that at least one full year of the performance or restriction period of an award has elapsed as of the termination date. The Senior Executive Plan provides for continued health coverage and outplacement services for up to twelve months.

If, within the two year period following a Change of Control (1) a participant is involuntarily terminated by the Company other than for Cause, or (2) the participant voluntarily terminates employment with the Company for Good Reason, then the participant would receive the same severance pay under the Senior Executive Plan as the participant would have received in the event of involuntary termination before a Change of Control, and would be eligible for a pro rata AIP award as set forth above, except that the pro rata AIP award payable would be at least the same percentage of the target level of payout as is generally applicable to executives whose employment did not terminate. In addition, any outstanding unvested LTI awards would be fully vested upon a Change of Control. No gross-up would be provided for any excise taxes that apply to a participant upon a Change of Control.

The table and further discussion below address benefits that would be payable to the NEOs as of December 31, 2012 as a result of their termination of employment under various circumstances or in the event of a Change of Control. The benefits discussed below are in addition to (1) the vested pension benefits set forth in the Pension Benefits Table on page 48 for Messrs. McGee, Kreczko and Levenson; (2) the vested stock options set forth in the Outstanding Equity Awards at Fiscal Year-End Table on page 47; and (3) the following benefits (all of which are fully vested) set forth in the Non-Qualified Deferred Compensation Table on pages 50-52: benefits payable from the Excess Savings Plan and Bonus Swap Plan, and TARP Deferred Units. Amounts payable to Mr. Levenson, whose employment ended in 2012, are discussed separately under Treatment of NEO Whose Employment Terminated in 2012 on page 56.

In addition to the amounts shown in the table, each executive would also receive any accrued but unused paid time off.

The value of benefits payable for each NEO is determined in accordance with the Senior Executive Plan.

The value of amounts shown for accelerated stock option and other LTI vesting is calculated using the NYSE closing price per share of the Company’s Common Stock on December 31, 2012 of $22.44.

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Payments upon Termination or Change of Control

Payment Type	Liam McGee	Christopher Swift	Douglas Elliot	Alan Kreczko	Robert Rupp
VOLUNTARY TERMINATION
2012 AIP Award ($)(1)	-	-	-	-	-
Accelerated Stock Option Vesting ($)(2)	-	-	-	-	-
Accelerated Other LTI Vesting ($)(3)	-	-	-	-	-
TOTAL TERMINATION BENEFITS ($)	-	-	-	-	-
INVOLUNTARY TERMINATION - NOT FOR CAUSE
2012 AIP Award ($)(1)	2,350,000	1,650,000	1,000,000	900,000	1,200,000
Cash Severance ($)(4)	5,700,000	3,850,000	3,500,000	2,400,000	3,600,000
Accelerated Stock Option Vesting ($)(2)	-	-	-	-	24,825
Accelerated Performance Share Vesting ($)(3)	1,358,316	398,445	325,986	163,004	253,550
Accelerated Other LTI Vesting ($)(3)	5,726,911	1,651,743	399,568	716,376	248,137
Benefits Continuation and Outplacement ($)(5)	38,885	38,625	41,964	30,941	38,625
TOTAL TERMINATION BENEFITS ($)	15,174,112	7,588,813	5,267,518	4,210,321	5,365,137
CHANGE OF CONTROL / INVOLUNTARY TERMINATION NOT FOR CAUSE OR TERMINATION FOR GOOD REASON
2012 AIP Award ($)(1)	2,350,000	1,650,000	1,000,000	900,000	1,200,000
Cash Severance ($)(4)	5,700,000	3,850,000	3,500,000	2,400,000	3,600,000
Accelerated Stock Option Vesting ($)(2)	915,992	268,691	219,837	109,919	485,175
Accelerated Performance Share Vesting ($)(3)	4,079,009	1,196,501	978,967	489,484	761,412
Accelerated Other LTI Vesting ($)(3)	7,286,078	2,162,630	722,545	876,026	642,843
Benefits Continuation and Outplacement ($)(5)	38,885	38,625	41,964	30,941	38,625
Additional Pension Benefits ($)(6)	-	330,543	144,788	-	37,078
TOTAL TERMINATION BENEFITS ($)	20,369,964	9,496,990	6,608,101	4,806,370	6,765,133

(1)   2012 AIP Award

Voluntary Termination. The NEOs would not be eligible to receive an AIP award for 2012 unless the Committee determined otherwise.

Involuntary Termination - Not For Cause. Each NEO would be eligible for a pro rata portion of a 2012 AIP award for the year of termination, in a discretionary amount. The amounts shown represent the actual award payable for 2012, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 44.

Involuntary Termination - Not For Cause, or a Termination For Good Reason, Within Two Years Following A Change Of Control. Each NEO would be eligible for an AIP award for 2012 calculated as a pro rata portion of a 2012 AIP award for the year of termination in a discretionary amount, but at least a pro rata portion commensurate with amounts received by the executives who did not terminate employment. The amounts shown represent the actual award payable for 2012, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 44.

Involuntary Termination For Cause. No AIP award would be payable.

Death or Disability. Each NEO would receive a 2012 AIP award comparable to the award that would have been paid had he or she been subject to an involuntarily termination (not for Cause).

(2)   Accelerated Stock Option Vesting

Voluntary Termination. Each NEO would be entitled to exercise stock options to the extent vested as of the date of his termination of employment. The number of vested options held by each NEO is shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 47. The vested options held by the NEO would need to be exercised within four months of termination of employment.

Involuntary Termination – Not For Cause. Each NEO would be entitled to pro rata vesting of outstanding stock options as long as the option had been outstanding for at least one year from the date of grant. The amounts shown include the value of accelerated stock option vesting based on $22.44, the NYSE closing price per share of the Company’s Common Stock on December 31, 2012.

Change Of Control. The NEOs would be entitled to the full vesting of outstanding stock options. Stock options would be exercisable for the remainder of their original term. The amounts shown include the value of accelerated stock option vesting based on $22.44, the NYSE closing price per share of the Company’s Common Stock on December 31, 2012.

Involuntary Termination For Cause. All outstanding stock options would be cancelled.

Death or Disability. All outstanding stock options would become fully vested.

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(3)   Accelerated Vesting of Performance Shares and Other LTI Awards

Voluntary Termination. Unvested restricted stock, performance shares, RSUs and TARP Restricted Units would be cancelled as of the termination of employment date, unless the Committee determined otherwise.

Involuntary Termination – Not For Cause. Each NEO would be entitled to pro rata vesting of all outstanding awards as long as at least one year of the performance or restriction period of the award has elapsed from the date of grant.

Change Of Control. The NEOs would be entitled to full vesting of all outstanding awards. Provided the Change of Control also constituted a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code, awards would be immediately payable. For equity awards, the amounts shown include the value of accelerated vesting based on $22.44, the NYSE closing price per share of the Company’s Common Stock on December 31, 2012; and, in the case of performance shares, payout at target as shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 47.

Involuntary Termination For Cause. All unvested awards would be cancelled.

Death or Disability. A pro rata portion of outstanding restricted stock awards would vest, as would a prorated portion of outstanding performance shares and RSUs. All outstanding TARP Restricted Units would be fully vested.

(4)   Cash Severance Payments

Voluntary Termination, Involuntary Termination For Cause, Death or Disability. No benefits would be payable.

Involuntary Termination – Not For Cause Before or After A Change of Control, or Termination For Good Reason Within Two Years Following a Change of Control. Each NEO would receive a severance payment calculated as a lump sum equal to two times the sum of base salary at the time of termination plus the target AIP award for the calendar year in which employment terminates (assumed to be 2012 for this purpose).

The amounts shown represent the value of severance payable.

(5)   Benefits Continuation and Outplacement

Voluntary Termination. No benefits would be payable.

Involuntary Termination – Not For Cause Before or After A Change of Control, or Termination For Good Reason Within Two Years Following a Change of Control. Each NEO would be provided up to one-year of health benefits at employee cost and up to one-year of executive outplacement services.

The amounts shown represent the estimated cost of health coverage continuation and outplacement.

(6)   Pension Payments Upon a Change of Control

In the event of a Change of Control, all participants in the Excess Pension Plan would automatically receive, in a single lump sum, the present value of the benefit accrued as of the date of the Change of Control, provided that the Change of Control also constitutes a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code. Each executive would thus receive a lump sum equal to the value of the executive’s cash balance formula account under the Excess Pension Plan. For Messrs. Swift, Elliot and Rupp, the amounts shown equal the value of unvested benefits accrued under the Excess Pension Plan as of December 31, 2012 that would vest in the event of such a Change of Control.

Other Benefits in the Event of Death or Disability

Death. A $25,000 Company-paid life insurance benefit would be payable in addition to whatever voluntary group term life insurance coverage is in effect.

Disability. The executive would be entitled to short and long term disability benefits if he were disabled in accordance with the terms of the applicable plan. While in receipt of disability benefits, each NEO could continue to participate in Company health benefit and life insurance plans for up to three years.

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Treatment of NEO Whose Employment Terminated in 2012

Mr. Levenson’s employment with the Company terminated effective September 28, 2012, at which time his position was eliminated in connection with the sales of the Wealth Management businesses. Mr. Levenson is subject to non-compete, non-solicitation, non-disparagement and confidentiality provisions which continue after his employment terminated. The following treatment was provided in accordance with the Senior Executive Plan:

•

A lump sum severance payment equal to twice the sum of his base salary at the time of his termination and his target AIP award, in the amount of $3,120,000. This amount is shown in the Summary Compensation Table – All Other Compensation on page 45.

•

Outstanding stock options granted on March 1, 2011 were vested pro rata for the portion of the service period that Mr. Levenson was actively employed. Vested stock options can be exercised within four months of his termination date but not beyond the scheduled expiration date. These options had no in-the-money value on September 28, 2012, as the exercise price was $28.91 per share, and the closing price of the Company’s Common Stock on the NYSE on September 28, 2012 was $19.44.The number of vested options as of December 31, 2012 and the applicable expiration date are shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 47. Outstanding stock options granted on February 28, 2012 were forfeited, as they were not outstanding for at least one year as of Mr. Levenson’s termination date.

•

Outstanding Restricted Stock granted on October 29, 2007 vested pro rata for the portion of the service period that Mr. Levenson was actively employed. On September 28, 2012, the value of the Restricted Stock distributed to Mr. Levenson was $65,785, based on a Company Common Stock closing price on the NYSE of $19.44 per share on September 28, 2012. This amount is included in the Option Exercises and Stock Vested Table on page 48.

•

Outstanding RSUs granted on August 6, 2010 and March 1, 2011 vested pro rata for the portion of the service period that Mr. Levenson was actively employed. The value of these RSUs on September 28, 2012 was $479,174 and $309,260, respectively, based on a Company Common Stock closing price on the NYSE of $19.44 per share on September 28, 2012. While vested, the RSUs are not scheduled to be distributed until the third anniversary of the applicable grant date, at which time their value will be determined. These amounts are included in the Option Exercises and Stock Vested Table on page 48.

•

Outstanding TARP Restricted Units granted on November 5, 2009 and February 25, 2010 vested pro rata for the portion of the service period that Mr. Levenson was actively employed. The value of these vested awards was $175,879 and $341,228, respectively, based on a Company Common Stock closing price on the NYSE of $19.44 per share on September 28, 2012. These TARP Restricted Units were distributed in cash following the third anniversary of the applicable grant date. The value at distribution of the TARP Restricted Units granted on November 5, 2009 was $195,376 based on a stock price of $21.44 on November 5, 2012; the value at distribution of the TARP Restricted Units granted on February 25, 2010 was $409,339 based on a stock price of $23.05 on February 25, 2013. These amounts are included in the Option Exercises and Stock Vested Table on page 48.

•

Performance shares granted on February 28, 2012 were forfeited, as at least one year of the performance period had not elapsed as of Mr. Levenson’s termination date.

•

Mr. Levenson was eligible for payments equal to the difference between his health benefit premium rate if he were an active employee and the “COBRA” rate (102% of the full cost) for health benefits for up to 12 months following termination; he elected this benefit for 3 months. The value of this benefit was $2,992. This amount is shown in the Summary Compensation Table — All Other Compensation on page 45.

•

Mr. Levenson was eligible for outplacement assistance for up to 12 months but did not elect to participate in this benefit.

In addition:

•

Mr. Levenson received a pro rata AIP award for the portion of the year he was actively employed. This amount is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 44.

•

Mr. Levenson received payment for accrued but unused paid time off as of his employment termination date; this amount ($58,414) is included in the “Salary” column of the Summary Compensation Table on page 44.

•

In the event of a change in control, the benefit accrued under the Excess Pension Plan for Mr. Levenson would be paid out in a single lump sum, as described following the Pension Benefits Table on page 48.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   56

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Definitions

“Cause” as used above is defined differently, depending upon whether an event occurs before or after a Change of Control.

•

Prior to a Change of Control, “Cause” is generally defined as termination for misconduct or other disciplinary action.

•

Upon the occurrence of a Change of Control, “Cause” is generally defined as the termination of the executive’s employment due to (i) a felony conviction; (ii) an act or acts of dishonesty or gross misconduct which result or are intended to result in damage to the Company’s business or reputation; or (iii) repeated violations by the executive of the obligations of his or her position, which violations are demonstrably willful and deliberate and which result in damage to the Company’s business or reputation.

“Change of Control” is generally defined as:

•

the filing of a report with the SEC disclosing that a person is the beneficial owner of 40% or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

•

a person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the Company (or securities convertible into stock), provided that after consummation of the offer, the person is the beneficial owner of 20% or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

•

a merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction;

•

a sale, lease, exchange or other transfer of all or substantially all the assets of the Company approved by the stockholders of the Company; or

•

within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause, and (B) was not designated by a person who has entered into an agreement with the Company to effect a merger or sale transaction described above.

“Good Reason” is generally defined as:

•

the assignment of duties inconsistent in any material adverse respect with the executive’s position, duties, authority or responsibilities, or any other material adverse change in position, including titles, authority or responsibilities;

•

a material reduction in base pay or target AIP award;

•

being based at any office or location more than 50 miles from the location at which services were performed immediately prior to the Change of Control (provided that such change of office or location also entails a substantially longer commute);

•

a failure by the Company to obtain the assumption and agreement to perform the provisions of the applicable plan by a successor; or

•

a termination asserted by the Company to be for cause that is subsequently determined not to constitute a termination for Cause.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   57

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ITEM 3    ADVISORY APPROVAL OF 2012 COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, provides the Company’s shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in its proxy statement in accordance with the rules of the SEC. The Company currently intends to hold such votes on an annual basis. Accordingly, the next such vote will be held at the Company’s 2014 Annual Meeting.

As described in detail in the Compensation Discussion and Analysis beginning on page 27, the Company has established comprehensive executive compensation programs that are designed to promote long-term shareholder value creation and support its long-term strategy by: (1) encouraging profitable growth of core businesses consistent with prudent risk management; (2) attracting and retaining key talent; and (3) appropriately aligning pay with short- and long-term performance.

Management achieved a number of important milestones in the Company’s transformation in 2012, including the following:

•

Sold three Wealth Management businesses (Individual Life, Retirement Plans and Woodbury Financial Services) to strong, strategic buyers at attractive valuations

–

Signed agreements in six months, well ahead of the year-end target.

–

Closed the sales by January 2, 2013.

–

Generated $2.2 billion of net statutory capital benefit.

•

Reduced expenses before investment by $266 million in 2012 and developed a comprehensive plan to eliminate all of the expenses – direct and indirect – associated with the divested businesses as quickly and prudently as possible, with approximately 90% of those expenses scheduled for elimination by the end of 2013.

•

Refinanced high interest debt and repurchased warrants held by Allianz SE, thereby increasing the Company’s financial flexibility through reduction of interest expense and elimination of a potentially dilutive security.

•

Established Talcott Resolution to manage the legacy annuity businesses and filed an enhanced surrender value option with the SEC in an effort to reduce the size of the existing U.S. book of business.

As a result of these milestones achieved in 2012, management believes the Company is well positioned to complete its transformation generate superior shareholder value. In light of these accomplishments and an assessment of Company performance versus operating plan, the Committee funded the annual incentive pool at 100% of target for 2012.

The Company’s management and the Committee continually monitor the Company’s executive compensation programs and adopt changes to reflect the dynamic, global marketplace in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. In recent years, the Committee has revised the Company’s policies and practices to:

•

Expand its incentive compensation recoupment (or “clawback”) policy;

•

Reduce benefits payable in the event of a change of control;

•

Eliminate excise tax gross-up provisions upon a change of control;

•

Discontinue the practice of entering into individual employment agreements;

•

Ensure the independence of the Committee’s compensation consultant by limiting the consultant to perform services only for the Committee;

•

Provide for an annual risk review of the Company’s compensation plans, policies and practices; and

•

Prohibit all employees and directors from hedging unvested portions of equity or equity-linked awards and prohibit certain employees, including the Senior Executives, from pledging securities or hedging equity or equity-linked awards held to meet applicable ownership guidelines.

The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of the Company’s NEOs, as well as the philosophy, policies and practices described in this proxy statement. You have the opportunity to vote for, against or abstain from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion contained in this proxy statement.

Because the required vote is advisory, it will not be binding upon the Board. The Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that Shareholders vote “FOR” the foregoing resolution to approve the Company’s compensation of named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and narrative discussion contained in this proxy statement.

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INFORMATION ON STOCK OWNERSHIP

Directors and Executive Officers

The following table shows, as of March 18, 2013: (1) the number of shares of the Company’s Common Stock beneficially owned and (2) the aggregate number of shares of Common Stock and Common Stock-based equity (including RSUs, TARP Restricted Units or TARP Deferred Units, performance shares granted at target and stock options that will not vest or become exercisable within 60 days, as applicable) held by:

•

each director and NEO; and

•

all directors, Section 16 executive officers and NEOs as a group.

Individual directors and NEOs, as well as all directors, Section 16 executive officers and NEOs as a group, beneficially own less than 1% of the total outstanding shares of the Company’s Common Stock as of March 18, 2013.

Name of Beneficial Owner	Common Stock(1)	Total(2)
Robert B. Allardice, III	41,615	41,615
Douglas Elliot	94,698	448,681
Trevor Fetter	41,194	41,194
Paul G. Kirk, Jr.	34,305	34,305
Alan J. Kreczko	101,911	289,696
David N. Levenson	2,473	44,291
Liam E. McGee	397,323	1,882,661
Kathryn A. Mikells	32,502	32,502
Michael G. Morris	40,028	48,953
Thomas A. Renyi	23,691	29,518
Robert Rupp	65,565	378,356
Charles B. Strauss	45,330(3)	45,330
Christopher J. Swift	111,440	581,843
H. Patrick Swygert	46,314	46,314
All directors, Section 16 executive officers and NEOs as a group (20 persons)	1,165,023	4,573,927

(1)

All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to regulations of the SEC, shares of Common Stock beneficially owned include shares of restricted stock and shares of Common Stock that (i) may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days after March 18, 2013, (ii) are allocated to the accounts of directors and executive officers under the Company’s Investment and Savings Plan based on a valuation of plan accounts as of March 18, 2013, (iii) are held by directors and executive officers under the Company’s Employee Stock Purchase Plan, Deferred Restricted Stock Unit Plan and Dividend Reinvestment and Cash Payment Plan as of March 18, 2013, or (iv) are owned by a director’s or an executive officer’s spouse or minor child. No stock settled RSUs will vest within 60 days of March 18, 2013. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of March 18, 2013 or within 60 days thereafter by: Mr. Allardice, 0 shares; Mr. Elliot, 94,698 shares; Mr. Fetter, 0 shares; Mr. Kirk, 2,731 shares; Mr. Kreczko, 92,991 shares; Mr. Levenson, 0 shares; Mr. McGee, 370,054 shares; Ms. Mikells, 0 shares; Mr. Morris, 1,145 shares; Mr. Renyi, 0 shares; Mr. Rupp, 65,565 shares; Mr. Strauss, 2,731 shares; Mr. Swift, 111,440 shares; Mr. Swygert, 2,731 shares; and all directors and Section 16 executive officers as a group, 816,684 shares.

(2)

This column shows the individual’s total stock-based holdings in the Company, including the securities shown in the “Common Stock” column (as described in note 1), plus RSUs, TARP Restricted Units or TARP Deferred Units, performance shares granted at target and stock options that will not vest or become exercisable within 60 days, as applicable.

(3)

Includes 9,973 shares of Common Stock held by grantor retained annuity trusts of which Mr. Strauss is the sole trustee.

Certain Shareholders

The following table shows those persons known to the Company as of March 18, 2013 to be the beneficial owners of more than 5% of the Company’s Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*
BlackRock Inc. 40 East 52nd Street New York, NY 10022	29,928,141	(1)	6.86%
State Street Corporation One Lincoln Street Boston, MA 02111	25,687,060	(2)	5.9%

*

The percentages contained in this column are based solely on information provided in Schedules 13G or 13G/A filed with the SEC by each of the beneficial owners listed above regarding their respective holdings of the Company’s Common Stock as of December 31, 2012.

(1)

This information is based solely on information contained in a Schedule 13G/A filed February 6, 2013 by BlackRock, Inc. (“BlackRock”) to report that it was the beneficial owner of 29,928,141 shares of Common Stock as of December 31, 2012. BlackRock has the sole power to vote or to direct the vote with respect to 29,928,141 of such shares and sole power to dispose or direct the disposition of 29,928,141 of such shares.

(2)

This information is based solely on information contained in a Schedule 13G filed February 11, 2013 by State Street Corporation (“State Street”) to report that it was the beneficial owner of 25,687,060 shares of Common Stock as of December 31, 2012. State Street has the shared power to vote or to direct the vote with respect to 25,687,060 of such shares and shared power to dispose or direct the disposition of 25,687,060 of such shares.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   59

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and designated Section 16 executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of filings with the SEC and written representations from the Company’s directors and Section 16 executive officers that no other reports were required, the Company believes that all of its directors and Section 16 executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2012.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of copies of the proxy statement and Form 10-K for the fiscal year ended December 31, 2012 by writing to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   60

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OTHER INFORMATION

As of the date of this proxy statement, the Board of Directors has no knowledge of any business that will be properly presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Morrow & Co., LLC to solicit proxies for the Annual Meeting for a fee of $65,000, plus the payment of Morrow’s out-of-pocket expenses. The Company will bear all expenses relating to the solicitation of proxies.

This proxy statement, the Company’s Form 10-K for the fiscal year ended December 31, 2012 and a letter to shareholders from the Company’s Chairman are available to you via the Internet. Shareholders who access the Company’s materials this way get the information they need electronically, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts. The Notice contains instructions as to how to access and review these materials. You may also refer to the Notice for instructions regarding how to request paper copies of these materials.

We hereby incorporate by reference into this proxy statement “Item 10: Directors and Executive Officers of the Registrant” and “Item 12: Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

By order of the Board of Directors.

Donald C. Hunt
Vice President and Corporate Secretary
Dated: April 5, 2013

SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE ATTENDS THE ANNUAL MEETING (STREET HOLDERS MUST OBTAIN A LEGAL PROXY FROM THEIR BROKER, BANKER OR TRUSTEE TO VOTE IN PERSON AT THE ANNUAL MEETING).

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   61

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Appendix A  Business Peer Groups

Commercial Markets	Wealth Management
ACE Limited – ACE USA	Aegon
American International Group, Inc. – Chartis	AFLAC
CNA Financial Corporation	AIG
Farmers Insurance Group	Allstate
GEICO	American United Life
Liberty Mutual Group	AXA Group
Nationwide Insurance	CIGNA
Progressive Corporation	CNO Financial
State Farm Insurance	Genworth Financial
The Allstate Corporation	Guardian Life
The Chubb Corporation	ING
The Travelers Companies, Inc.	John Hancock
United Services Automobile Association	Lincoln Financial
Zurich North America	Massachusetts Mutual
MetLife
Nationwide
New York Life
Northwestern Mutual
Pacific Life
Phoenix Companies
Principal Financial
Prudential Financial
Securian Financial
Sun Life Financial
Thrivent Financial
TIAA-CREF
Unum Group
USAA

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   62

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Risk Management

Accenture

AEGON USA Investment Management, LLC

AIB Capital Markets

AIG

Algorithmics

Ally Financial Inc.

Australia & New Zealand Banking Group

B. C. Ziegler & Co.

Banco Bilbao Vizcaya Argentaria

Banco Santander

Bank Hapoalim

Bank of America Merrill Lynch

Bank of China

Bank of the West

Bank of Tokyo - Mitsubishi UFJ

Barclays Capital Group

Bayerische Landesbank

BBVA Compass

BMO Financial Group

BNP Paribas

BOK Financial Corporation

BP Oil International Ltd.

Branch Banking & Trust Co.

Brown Brothers Harriman & Co.

Capital One

Cargill

Carval Investors

Chicago Mercantile Exchange

China Construction Bank

China Merchants Bank

CIBC World Markets

Citadel LLC

Citigroup

CoBank

Commerzbank

Crédit Agricole CIB

Credit Industriel et Commercial

Credit Suisse

D.A. Davidson & Co.

Depository Trust & Clearing Corporation

Deutsche Bank

Dexia

Discover Financial Services

DnB NOR Markets, Inc.

Duff & Phelps, LLC

DVB Bank

EDF Trading North America

Edison Mission Group

Espirito Santo Investment

Exelon Corp

Fannie Mae

Federal Reserve Bank of Atlanta

Federal Reserve Bank of Boston

Federal Reserve Bank of Chicago

Federal Reserve Bank of Cleveland

Federal Reserve Bank of New York

Federal Reserve Bank of Richmond

Federal Reserve Bank of San Francisco

Federal Reserve Bank of St Louis

Fidelity Investments

Fifth Third Bank

Financial Industry Regulatory Authority

Freddie Mac

Gavilon

GE Capital

Goldman, Sachs & Co.

Hess Corporation

HSBC Global Banking and Markets

ICAP

ING

ING Mortgage

Jefferies

JP Morgan Chase

KBC Bank

KeyCorp

Landesbank Baden-Wuerttemberg

Lloyds Banking Group

Louis Dreyfus Highbridge Energy

M&T Bank Corporation

Macquarie Bank

Man Group plc

Markit

MetLife Bank

MF Global Inc.

Mitsubishi Securities

Mitsubishi UFJ Trust & Banking Corporation (USA)

Mizuho Capital Markets

Mizuho Corporate Bank, Ltd.

Moelis & Company Holdings LLC

Moody’s Investors Service

Morgan Stanley

National Australia Bank

Nationwide

Natixis

Newedge

Nomura Securities

Nord/LB

PayPal Division

Piper Jaffray

PNC Bank

PricewaterhouseCoopers

Prudential Financial

Rabobank Nederland

Ramius Capital Group

Raymond, James & Associates

RBS GBM

RBS/Citizens Bank

Robert W. Baird & Co. Inc.

Royal Bank of Canada

RWE Supply & Trading GmbH

Sallie Mae

Shell Trading

Skandinaviska Enskilda Banken AB(Publ), NY Branch

Societe Generale

Standard Bank

Standard Chartered Bank

State Street Bank & Trust Company

Sumitomo Mitsui Banking Corporation

SunTrust Banks

SVB Financial Group

TD Ameritrade

TD Securities

The Bank Of New York Mellon

The CIT Group

The Norinchukin Bank, New York Branch

The Northern Trust Corporation

The Options Clearing Corporation

The Sumitomo Trust & Banking Co. (U.S.A.)

The Vanguard Group, Inc.

TIAA-CREF

Tibra Capital

Tishman Speyer

UBS

UniCredit

United Bank for Africa Plc

Webster Bank

Wells Fargo Bank

WestLB

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2013 Proxy Statement   63

THE HARTFORD

COMMITMENT TO OUR ENVIRONMENT

This is the only Earth we have... and we are committed to protecting it. As an eco-friendly insurance company, The Hartford recognizes the clear consensus within the scientific community that climate change is real and an increasing concern. As an insurer, investor, employer, property owner and responsible corporate citizen, we are committed to understanding, managing and mitigating the risks associated with global climate change.

- **Ranked #1 financial services company on Newsweek's America's Greenest Companies list for two years running (2011, 2012) and the 14th greenest company overall (2012)**
- **Named to Carbon Disclosure Project's Carbon Disclosure Leadership Index for the last five years in a row (2008-2012)**
- **Included in the Dow Jones Sustainability Index North America (2012-2013 member)**

Dow Jones Sustainability Indexes
Member 2012/13

COMMITMENT TO OUR COMMUNITY

The Hartford is dedicated to supporting the communities where we live and work. Through our philanthropic initiatives, including direct giving and volunteerism, The Hartford and its employees help make a positive impact on people's lives. In 2012, key initiatives included:

- **U.S. Paralympics and The Hartford's Achieve Without Limits Campaign**
- **The Junior Fire Marshal® Program**
- **Junior Achievement**
- **United Way Campaign**
- **Support for education, neighborhood revitalization and outreach programs in Hartford's Asylum Hill neighborhood, which is home to The Hartford's headquarters**

Follow the Hartford on

THE HARTFORD

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
ONE HARTFORD PLAZA
MAILSTOP# H0-1-09 HARTFORD PLAZA
HARTFORD, CT 06155

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 14, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 14, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M55758-P33348-Z59551 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The Board of Directors recommends you vote FOR all nominees for election as directors:

1. Election of Directors	For	Against	Abstain
1a. Robert B. Allardice, III	☐	☐	☐
1b. Trevor Fetter	☐	☐	☐
1c. Paul G. Kirk, Jr.	☐	☐	☐
1d. Liam E. McGee	☐	☐	☐
1e. Kathryn A. Mikells	☐	☐	☐
1f. Michael G. Morris	☐	☐	☐
1g. Thomas A. Renyi	☐	☐	☐
1h. Charles B. Strauss	☐	☐	☐
1i. H. Patrick Swygert	☐	☐	☐

For address changes/comments, mark here. ☐
(see reverse for instructions)

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013	☐	☐	☐
3. Management proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

THE HARTFORD

May 15, 2013 at 12:30 P.M.

The Hartford Financial Services Group, Inc.
Wallace Stevens Theater
One Hartford Plaza
Hartford, Connecticut 06155

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2013 Notice and Proxy Statement, Form 10-K for the fiscal year ended December 31, 2012 and Chairman's Letter are available at www.proxyvote.com.

M55759-P33348-Z59551

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Annual Meeting of Shareholders
May 15, 2013 12:30 P.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alan J. Kreczko, Executive Vice President and General Counsel, Richard G. Costello, Senior Vice President, and Donald C. Hunt, Vice President and Corporate Secretary, and each of them, as proxies of the undersigned, each with power to appoint his or her substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the "Company") held of record, and all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Company's Investment and Savings Plan and the Company's Deferred Restricted Stock Unit Plan, which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 12:30 p.m. E.D.T. on May 15, 2013 at the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, CT 06155, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

If you own additional shares of common stock in a "street name" capacity (i.e. through a broker, nominee or some other agency that holds common stock for your account), including shares held in the Company's Employee Stock Purchase Plan, those shares are represented by a separate proxy provided by your broker or other nominee.

Shares of common stock for the accounts of Company employees who participate in the Hartford Investment and Savings Plan ("ISP") and the Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the respective trustees of these plans. This card provides instructions to plan trustees for voting plan shares. To allow sufficient time for the trustees to tabulate the vote of plan shares, you must vote by telephone or online or return this proxy so that it is received by 5:00 p.m. E.D.T. on May 13, 2013.

Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. **IF NO DESIGNATION IS MADE, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS: "FOR" THE ELECTION OF DIRECTOR NOMINEES NAMED IN ITEM 1; AND "FOR" ITEMS 2 AND 3.** Please sign, date, and return this Proxy, or vote by telephone or through the Internet.

Address change/comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side